Execution Copy

TRUST DEED

ASIA TIME CORPORATION

US$8,000,000 VARIABLE RATE COUPON CONVERTIBLE BONDS DUE 2012

November 13, 2007

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- i -

THIS TRUST DEED (this “Trust Deed”) is dated on November 13, 2007 and between:

(1)
ASIA TIME CORPORATION, a company incorporated under the laws of the State of Delaware whose registered office is at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware (the “Issuer”); and

(2)
THE BANK OF NEW YORK, LONDON BRANCH, in its specified office situated at One Canada Square, London, E14, 5AL, United Kingdom (the “Trustee”, which expression, where the context so admits, includes all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS:

(A)
The Issuer has (pursuant to resolutions of its board of directors dated November 9, 2007) authorised the issue of US$8,000,000 Variable Rate Convertible Bonds due 2012 convertible into shares of common stock of the Issuer with par value of US$0.0001 each to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

THIS TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

The following expressions have the following meanings:

“Accounts” means, in relation to the Issuer and a Fiscal Period, its balance sheet and income statements for that Fiscal Period, which shall be consolidated if the Issuer has Subsidiaries the accounts of which should be consolidated under the laws or regulations of the United States of America or under the generally accepted accounting principles in the United States of America;

“Agency Agreement” means the paying and conversion agency agreement dated November 13, 2007, as supplemented from time to time, between the Issuer, the Trustee, the Registrar and the Agents, whereby the Registrar and the Agents are appointed and includes any other agreements related to it, as supplemented from time to time, approved in writing by the Trustee appointing Successor Agents and/or a Successor Registrar;

“Agents” means the Principal Agent, the Registrar and the other paying, conversion and transfer agents appointed under the Agency Agreement, at their specified offices, and their Successors;

“Alternative Stock Exchange” has the meaning set out in Condition 6(C);

“AMEX” means the American Stock Exchange;

“Auditors” means in relation to the Issuer, the firm of auditors appointed by the Board of Directors, from time to time, of the Issuer;

“Average Closing Price” has the meaning set out in Condition 6(C);

“Bondholder” or, in respect of a Bond, “holder” means a person in whose name a Bond is registered in the register of Bondholders;

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“Bonds” means the bonds, in the denomination of US$1,000 each, in registered form comprising the US$8,000,000 Variable Rate Convertible Bonds due 2012 (the “Bonds”) constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them;

“business day” has the meaning set out in Condition 8(F);

“Capital Distribution” has the meaning set out in Condition 6(C);

“Certificate” means a certificate, substantially in the form set out in Schedule 1, issued in the name of the holder of one (1) or more Bonds; and, except in Clause 3, includes the Global Certificate;

“Clearstream” means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

“Closing Price” has the meaning set out in Condition 6(C);

“Conditions” means the terms and conditions of the Bonds set out in Schedule 1 as from time to time modified in accordance with this Trust Deed, and as modified, in their application to the Bonds in respect of which the Global Certificate is issued, by the provisions of the Global Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;

“Conversion Date” has the meaning set out in Condition 6(B)(i);

“Conversion Notice” means the written notice in a form previously approved by the Trustee required to accompany the Certificates deposited for the purposes of conversion of Bonds, the initial form of which is set out in Exhibit A to the Agency Agreement;

“Conversion Period” has the meaning set out in Condition 6(A)(i);

“Conversion Price” has the meaning set out in Condition 6(A)(iii);

“Conversion Right” has the meaning set out in Condition 6(A)(i);

“Current Market Price” has the meaning set out in Condition 6(C);

“definitive Certificate” has the meaning ascribed to it in the Global Certificate;

“Dividend” has the meaning set out in Condition 6(C);

“Early Redemption Amount” has the meaning set out in Condition 9(B);

“Employee Share Scheme” means any scheme approved by the shareholders of the Issuer (whether before or after the date hereof) and in compliance with the requirements of the listing rules of the AMEX (or if applicable, the Alternative Stock Exchange) pursuant to which Shares or other securities (including rights or options) are or may be issued, offered or granted to employees (including directors) or former employees of the Issuer, its Subsidiaries and/or associated companies, or persons related to such employees (including directors) or former employees or eligible participants of such scheme, provided that such issues are in compliance with the Listing Rules;

“Equivalent Amount” has the meaning set out in Condition 6(B)(iii);

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“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency;

“Event of Default” means any of the events described in Condition 11;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Fair Market Value” has the meaning set out in Condition 6(C);

“Fiscal Period” means, as the context may require, a period commencing on 1 January and ending on the succeeding 31 December, provided that if the Issuer shall change its financial year so as to end on a date other than 31 December, the foregoing shall be amended as necessary;

“Global Certificate” means the single global certificate substantially in the form set out in Schedule 2 issued in respect of all the Bonds;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Listing Date” means the date the Issuer’s Shares commence trading on the AMEX or an Alternative Stock Exchange;

“Listing Rules” means the listing rules of the AMEX;

“non-assessable”, in relation to securities, including the Shares, means that, when issued, those securities are not subject to any further calls by the Issuer for, or any other provisions which could require, further payments or contributions from their holders;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys and all accrued default interest (if any) have been duly paid to or to the order of the Trustee as provided in Clause 2 or have been duly paid to the Principal Agent if permitted by Clause 2, (c) those in respect of which claims have become prescribed under Condition 13, (d) those which have been purchased and cancelled by the Issuer or any of their respective Subsidiaries as provided in the Conditions, (e) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the holder is removed from the register of Bondholders during the conversion process); (f) those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 16, (g) the Global Certificate to the extent that it shall have been exchanged for another Global Certificate in respect of the Bonds or for the Bonds in definitive form pursuant to its provisions; and provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) determining how many Bonds are outstanding for the purposes of Conditions 11, 12 and 15 and Schedule 3, (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, and (iv) the certification (where relevant) by the Trustee as to whether any event, circumstance, matter or thing is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer or any of their respective Subsidiaries and not yet cancelled shall (unless no longer so held) be deemed not to remain outstanding;

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“Principal Agent” means The Bank of New York, London Branch at its specified office at One Canada Square, London, E14 5AL, United Kingdom or any Successor Principal Agent appointed under the Agency Agreement, at its specified office;

“record date” means a date fixed by or pursuant to the By-laws of the Issuer or otherwise specified for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

“Registrar” means The Bank of New York at its specified office at 101 Barclay Street, New York, NY 10286, United States of America or any Successor Registrar appointed under the Agency Agreement, at its specified office;

“Relevant Cash Dividend” has the meaning set out in Condition 6(C);

“Scrip Dividend” has the meaning set out in Condition 6(C);

“Shares” means the shares of common stock of par value US$0.0001 per share that will be listed on the AMEX;

“Shareholder” means the person in whose name a Share is registered;

“specified office” means, in relation to an Agent or the Registrar, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.11;

“Subsidiary” has the meaning set out in Condition 5(B)(iii);

“Successor” means, in relation to the Agents or the Registrar, such other or further person as may from time to time be appointed by the Issuer as an Agent or the Registrar with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.11;

“Trading Day” has the meaning set out in Condition 6(C);

“this Trust Deed” means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; and

“trust corporation” means a corporation entitled pursuant to any legislation applicable to a trustee in any jurisdiction to act as trustee and carry on trust business under the laws of the country of its incorporation.

1.2	Construction of Certain References

References to:

(a)	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

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(b)	“United States dollars”, “US$” and “United States cents” are to the lawful currency for the time being of the United States of America;

(c)	a Schedule or a Clause or a sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

(d)
an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto; and

(e)
references in this Trust Deed and the Conditions to the consent or approval of the Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Trustee in giving any such consent or approval is acting as Trustee for the Bondholders and is obliged to act in their interests.

1.3	Headings

Headings shall be ignored in construing this Trust Deed.

1.4	Schedules

The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Definitions in Conditions

Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Trust Deed.

2.	AMOUNT OF THE BONDS AND COVENANT TO PAY

2.1	Amount of the Bonds

The aggregate principal amount of the Bonds is limited to US$8,000,000 subject to the increase by the principal amount of any bonds issued pursuant to Condition 17.

2.2	Covenant to pay

The Issuer will on one (1) business day (as defined in Condition 8(F)) prior to any date when the Bonds or any of them become due to be redeemed unconditionally pay to or to the order of the Trustee in London in United States dollars in immediately available funds the principal amount of the Bonds becoming due for redemption on that date (to be received by 10:00 a.m. New York time) together with any applicable premium and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in United States dollars on the principal amount of the Bonds outstanding as set out in the Conditions provided that:

(a)
every payment of any sum due in respect of the Bonds made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions; and

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(b)
a payment made after the due date or pursuant to Condition 11 will be deemed to have been made when the full amount due (including interest or default interest accrued (if any)) has been received by the Principal Agent or the Trustee and notice to that effect has been given to Bondholders (if required under Clause 9.10) except (if payment is made to Principal Agent) to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions.

The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3	Discharge

Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after a Default

At any time after an Event of Default has occurred, the Trustee may:

(a)	by notice in writing to the Issuer, the Agents and the Registrar, require the Agents and the Registrar, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)
to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents and the Registrar will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; and/or

(ii)
to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this Clause 2.4(a)(ii) shall not apply to any documents or records which the Principal Agent, the Registrar or the relevant Agent is not obliged to release by any law or regulation to which it is subject; and

(b)	by notice in writing to the Issuer require them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent.

3.	FORM OF THE BONDS AND CERTIFICATES; ISSUE OF THE BONDS

3.1	The Global Certificate

On issue of the Bonds, the Global Certificate will be issued in respect of the aggregate principal amount of the Bonds and the Issuer shall procure the Registrar to make such entries of Bonds in the register of Bondholders as appropriate. The Global Certificate will be issued and registered in the name of a nominee of, and deposited with a common depositary for Euroclear and Clearstream or their nominee. The Global Certificate need not be security printed. The Bonds evidenced by the Global Certificate shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual definitive Certificates.

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3.2	The definitive Certificates

The definitive Certificates, if issued, will be security printed in accordance with all applicable legal and stock exchange requirements and will be substantially in the form set out in Schedule 1 and endorsed with the Conditions.

3.3	Signature

The Global Certificate (and the definitive Certificates, if issued) will be signed manually or in facsimile by one (1) or more directors or officers duly authorised for the purpose, or manually or in facsimile by any duly authorised attorney of the Issuer, and authenticated manually by or on behalf of the Registrar. The Issuer may use the signature of any person who as at the date of this Trust Deed is an authorised officer or attorney, as the case may be, of the Issuer even if at the time of issue of any definitive Certificate or the Global Certificate he no longer holds such office and the Bonds in respect of which the Global Certificate or a definitive Certificate is so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Issue

Issue and delivery of the Bonds shall be completed on the issue and delivery of the Global Certificate to the common depositary referred to in Clause 3.1 (or its representative) by, or by the order of, the Issuer and completion of the register of Bondholders by or on behalf of the Registrar.

3.5	Entitlement to treat holder as owner

The holder of any Bond will (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder.

3.6	Authentication

No Bond shall be entitled to any benefit under this Trust Deed or be valid for any purpose, unless and until authenticated by the manual signature of the Registrar. The Registrar’s authentication to be borne on the Bonds shall be the certificate of authentication substantially as set out in the form of Schedule 2, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered thereunder.

4.	STAMP DUTIES AND TAXES

4.1	Stamp Duties

The Issuer will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the deposit of Certificates for the conversion of Bonds and the issue and delivery of Shares following such deposit, except for the taxes and duties required to be paid by Bondholders under Condition 6(B)(ii). The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 14 to do so) the Bondholders to enforce the obligations of the Issuer under this Trust Deed or the Bonds.

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4.2	Change of Taxing Jurisdiction

If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to New York or the United Kingdom or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Bonds then the Issuer will notify the Trustee as soon as practicable and (subject to Condition 6(B)(ii)) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to New York and the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event, this Trust Deed and the Bonds will be read in accordance with the above terms.

5.	COVENANTS RELATING TO THE CONVERSION RIGHTS

So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution of the Bondholders or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders to give such approval, the Issuer will:

5.1	Availability of Shares

Keep available, free from pre-emptive or other rights, out of its authorised but unissued share capital such number of Shares as would be required to be issued on conversion of all the Bonds from time to time remaining outstanding and to satisfy in full all other rights of conversion into or exchange or subscription for Shares and shall ensure that all Shares delivered on conversion of Bonds will be duly and validly issued as fully-paid and non-assessable; Ensure that it will keep available a sufficient number of authorized and unissued Shares such that the Conversion Price shall not be affected by any limitation to an adjustment to the Conversion Price set forth in Clause 7.2(b), Clause 7.3(d), Condition 6(C) and Condition 6(D)(iv).

5.2	Restricted Actions

Not make any issue, grant or distribution or take any other action the effect of which would be to reduce the Conversion Price below the par value of the Shares; Not take any action or permit any action which would result in any limitation to an adjustment to the Conversion Price pursuant to Clause 7.2(b), Clause 7.3(d) or Condition 6(D)(iv); Take such actions as are required to avoid any limitation to an adjustment to the Conversion Price pursuant to Clause 7.2(b), Clause 7.3(d) or Condition 6(D)(iv).

5.3	Notice

Simultaneously with the announcement of the terms of any event which give rise to the adjustment of Conversion Price pursuant to this Trust Deed and the Conditions, give notice to the Bondholders and the Trustee in accordance with Condition 18 (such notice to be signed by an authorised officer of the Issuer) advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their rights of conversion before then;

5.4	Directors’ Certificate

If an event happens as a result of which the Conversion Price may be adjusted pursuant to this Trust Deed and the Conditions, as soon as practicable send the Trustee a certificate signed by two (2) directors of the Issuer on behalf of the Issuer setting out particulars of the event, whether an adjustment to the Conversion Price falls to be made and, if so, the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting out such other information as the Trustee may reasonably require;

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5.5	Extend Offer

If an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate or associates of the offeror to acquire all or a majority of the issued equity share capital of the Issuer, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme may be obtained from the specified offices of the Agents and the Registrar and, where such an offer or scheme has been recommended by the Board of Directors of the Issuer or where such an offer has become or been declared unconditional in all respects, use its best endeavours to procure that a like offer or scheme is extended to the Bondholders and the holders of any Shares issued during the period of the offer or scheme arising out of Conversion Rights;

5.6	No Reduction of Issued Share Capital

Not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund (except, in each case, as permitted by law or by means of a purchase or reduction of the share capital of the Issuer permitted by Clause 5.5 or where the reduction has resulted in an adjustment to the Conversion Price under Clause 7);

5.7	Closing of Register of Members

Unless so required by applicable law or regulation or in order to determine the entitlement of rights to a dividend or other rights attaching to the Shares or entitlements of the Shareholders, not close its register of Shareholders or take any other action which prevents the transfer of its Shares generally and ensure that the Bonds may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee) at all times while the register is closed or such other action is effective, nor take any action which prevents the conversion of the Bonds or the issue of Shares in respect of them;

5.8	Listing of Shares

(a)
promptly list the Shares into which the Bonds are or may be convertible pursuant to the terms of this Trust Deed and the Conditions on the AMEX or any Alternative Stock Exchange and in any event no later than three hundred and sixty-five (365) days after the Listing Date,

(b)	maintain such listing on the AMEX or any Alternative Stock Exchange, and

(c)	will forthwith give notice to the Bondholders in accordance with Condition 18 of any such listing or delisting of such Shares (as a class) by the AMEX or any Alternative Stock Exchange;

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5.9	Expenses

Pay the expenses of the issue of, and all expenses of obtaining and maintaining a listing for, Shares arising on conversion of the Bonds.

For the above purposes, “equity share capital” means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.

6.	NOTICES RELATING TO THE CONVERSION RIGHTS

6.1	Requirement to give notice

If after the date of this Trust Deed:

(a)
the Issuer declares, or pays or makes a Capital Distribution, or authorises the grant, issue or offer to all or substantially all holders of Shares of rights or warrants to subscribe for or purchase any shares or securities other than Shares or any securities convertible into or exchangeable for or which confer rights to purchase Shares; or

(b)
there is a re-classification of the Shares (including a sub-division or consolidation of the Issuer’s outstanding Shares) or a consolidation, merger or amalgamation to which the Issuer is not the surviving party or any sale or transfer of all or substantially all of the assets or business of the Issuer; or

(c)
the Issuer authorises the issue of any securities convertible into or exchangeable for Shares or rights or warrants to subscribe for or purchase Shares (other than the warrants issued to ABN AMRO Bank N.V.) or securities (other than those referred to in paragraph 6.1(a) above) which will, or authorises the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the Board of Directors of the Issuer to be recommended at a relevant general meeting of shareholders is adopted, will) upon issue give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

(d)	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer,

the Issuer shall forthwith give written notice thereof to the Trustee and the Principal Agent and, in addition, it will at least five (5) business days before the applicable (in the case of paragraph (i) below) record date or (in the case of paragraph (ii) below) record date or date of submission, whichever is earlier, or (in the case of paragraph (iii) below) date of submission, or (in the case of paragraph (iv) below) date of issue or (in the case of paragraph (v) below) record date or effective date, whichever is earlier, give notice to the Bondholders stating, as the case may require:

(i)	the record date in the United States for such issuance or event described in paragraphs 6.1(a), (b) or (c), above; or

(ii)
the date in the United States (1) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of Shareholders of the Issuer for approval, and (2) which is the record date for the same (if applicable), and (3) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and (4) as of which it is expected that holders of Shares will be entitled, if at all, to exchange their Shares for securities or other property deliverable upon such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up; or

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(iii)
(in the event of the declaration of a Capital Distribution referred to in paragraph 6.1(a) above, the payment of which must be submitted for approval to a general meeting of Shareholders or to a meeting of the Board of Directors of the Issuer before such Capital Distribution may be paid or made) the date of such submission; or

(iv)	(in the event of an issue referred to in paragraph 6.1(c) above) the date of such issue; or

(v)
(in the event of such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up described in paragraph 6.1(b) or (c) above not being submitted to a general meeting of shareholders of the Issuer for approval) (1) the record date for the same (if applicable), and (2) the date when the same becomes effective;

provided that if the exact date of any such submission referred to in paragraph (ii) or (iii) above is not known at the time of such notice to the Trustee and the Principal Agent, such notice shall indicate the approximate date thereof and the Issuer shall give a second notice to the Trustee and the Principal Agent as soon as practicable, specifying the exact date of submission, and provided further that if the period referred to in paragraph (i) above or the effective date or exchange date referred to in paragraph (ii) above or the date of issue or effective date referred to in paragraph (iv) or (v) above is not known at the time of such first notice to the Trustee and the Principal Agent, the Issuer shall give a second notice (which shall be in writing) to the Trustee and the Principal Agent, at least fourteen (14) days before the commencement of such period or (as the case may be) before such date specifying such period (and the date of its commencement) and/or such date and shall also (in a case within paragraph (i), (ii) or (v) above) cause such second notice to be given to Bondholders at least fourteen (14) days before the commencement of the applicable period or (as the case may be) before the effective date or exchange date except where such period or date has already been specified in the first notice to the Bondholders. However, in the case of any issue referred to in paragraph 6.1(c) above, the Issuer need not give any notice mentioned above before the date on which the relevant consideration per Share for such issue is fixed by the Issuer but in such case the Issuer shall promptly upon the fixing of such consideration give notice in accordance with this Clause; and provided further that the Issuer need not give any notice mentioned above before the date on which it otherwise discloses or gives notice of such event to any other party.

6.2	Where Adjustment to Conversion Price Required

If the event referred to in the notice required pursuant to Clause 6.1 would result in an adjustment to the Conversion Price, such notice shall also state the Conversion Price in effect at the time such notice is required to be given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment in the Conversion Price may result. Without prejudice to Clause 5.2, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Shares could not or might not, under applicable law then in effect, be legally issued on conversion of Bonds as fully-paid and non-assessable, such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.

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6.3	Notice of Adjustment or Reset

If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price (which for the purpose of this sub-Clause shall include any reset of the Conversion Price pursuant to Condition 6(D)), the Issuer shall (a) as soon as practicable notify the Trustee and the Agents of particulars of the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other information as the Trustee may require, and (b) promptly after the adjustment takes effect, give notice to the Bondholders stating that the Conversion Price has been adjusted and setting out the event giving rise to the adjustment, the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment. However, a notice pursuant to another sub-Clause of this Clause 6 correctly stating any information required to be given pursuant to this sub-Clause shall, as to such information, satisfy the requirements of this sub-Clause.

6.4	Notification of Closed Periods

The Issuer shall give not less than fifteen (15) days’ nor more than sixty (60) days’ notice to the Trustee and the Agents of (a) any days during the Conversion Period on which the Issuer’s register of shareholders is to be closed by reason of New York law or applicable rules and regulation or for the purpose of determining the entitlements of rights to any dividend or other rights attaching to the Shares, and (b) any other day during the Conversion Period on which it is aware that its register of shareholders is to be closed. The notice shall state the reason for such closure and whether the Issuer intends to give notice to Bondholders of the closure.

6.5	Notification of end of Conversion Period

The Issuer shall give not less than twenty-eight (28) days’ nor more than forty-two (42) days’ notice to the Bondholders in writing prior to the end of the Conversion Period, which notice shall specify the Conversion Rights of the Bondholders and the Conversion Price then in effect (as adjusted pursuant to Clause 7 of this Trust Deed, if applicable).

7.	ADJUSTMENTS TO THE CONVERSION PRICE

7.1	The Conversion Price will be subject to adjustment in the following events as follows:

(a)
Consolidation, Subdivision or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A
B

Trust Deed

Where:

A	is the nominal amount of one (1) Share immediately after such alteration; and
B	is the nominal amount of one (1) Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

(b)
Capitalisation of Profits or Reserves: If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including any share premium account) including, Shares paid up out of distributable profits or reserves and/or share premium account issued (except any Scrip Dividend) and which would not have constituted a Capital Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A
B

Where:

A	is the aggregate nominal amount of the issued Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(c)
Capital Distributions: If and whenever the Issuer shall pay or make any Capital Distribution to the Shareholders (except to the extent that the Conversion Price falls to be adjusted under paragraph (b) above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which the Capital Distribution is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the Capital Distribution attributable to one (1) Share.

Such adjustment shall become effective on the date that such Capital Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

When the Capital Distribution is by means of distribution of a cash dividend such cash dividend shall be regarded as a Capital Distribution and shall be fully taken into account in the determination of the Fair Market Value of the portion of the Capital Distribution attributable to one (1) Share.

Trust Deed

(d)
Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, in each case at less than the Current Market Price per Share on the last Trading Day preceding the date of the announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A + B
A + C

Where:

A	is the number of Shares in issue immediately before such announcement;

B
is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would subscribe for, purchase or otherwise acquire at such Current Market Price per Share; and

C	is the aggregate number of Shares issued or, as the case may be, comprised in the grant.

Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

(e)
Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares) to all or substantially all Shareholders as a class by way of rights or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one (1) Share.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).

(f)
Issues at less than Conversion Price: If and whenever the Issuer shall issue (otherwise than as mentioned in paragraph (d) above) any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or shall issue or grant (otherwise than as mentioned in paragraph (d) above) options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares in each case at a price per Share which is less than the Conversion Price in effect at the time of such issue, then, in such event, the Conversion Price shall be reduced, concurrently with such issue or grant, to a price equal to the consideration per share for which such Shares are or will be issued. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

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Determination of Consideration: For purpose of this Clause 7.1(f), the consideration received by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the directors of the Issuer (the “Directors”); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Issuer; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in paragraphs (A) and (B) above, as determined in good faith by the Directors.

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue of such options, warrants or other rights.

(g)
Other Issues at less than Conversion Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Clause 7.1(g), if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in paragraphs (d), (e) or (f), or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall issue any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Issuer upon conversion, exchange or subscription at a consideration per Share which is less than the Conversion Price in effect at the time of issue of such securities, then, in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription determined by reference to the maximum number of Shares to be issued on conversion, exchange or subscription at the minimum conversion, exchange or subscription price. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

Trust Deed

Determination of Consideration: For purpose of this Clause 7.1(g), the consideration receivable by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Issuer; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in paragraphs (A) and (B) above, as determined in good faith by the Directors.

Such adjustment shall become effective on the date of issue of such securities

(h)
Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Clause 7.1(g) (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is reduced and is less than the Conversion Price in effect at the time of such modification, the Conversion Price shall be reduced, concurrently with such modification, to a price equal to the modified consideration per share receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription determined by reference to the maximum number of Shares to be issued on conversion, exchange or subscription at the minimum conversion, exchange or subscription price. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

Determination of Consideration: For purpose of this Clause 7.1(h), the consideration receivable by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Issuer; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in paragraphs (A) and (B) above, as determined in good faith by the Directors.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

Trust Deed

(i)
Other Offers to Shareholders: If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with which an offer to which the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Clause 7.1(d), Clause 7.1(e), Clause 7.1(f) or Clause (g), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which such issue is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one (1) Share.

Such adjustment shall become effective on the date of issue of the securities.

(j)
Other Events: If the Issuer determines that a downward adjustment should be made to the Conversion Price as a result of one (1) or more events or circumstances not referred to in this Clause 7.1, the Issuer shall, at its own expense, consult an independent investment bank of international repute (acting as expert), selected by the Issuer and approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed), to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination by the independent investment bank such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the events or circumstances giving rise to any adjustment pursuant to this Clause 7.1 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Clause 7.1 as may be advised by the independent investment bank to be in their opinion appropriate to give the intended result. Neither the Agents nor the Trustee should have the responsible for determining the Conversion Price or the adjustment to the Conversion Price.

7.2	(a)
No adjustment will be made to the Conversion Price (i) when Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors) of the Issuer or any of its Subsidiaries pursuant to any Employee Share Scheme (and which Employee Share Scheme (a) is in compliance with the listing rules of the AMEX or, if applicable, the listing rules of an Alternative Stock Exchange; and (b) does not amount to, relate to, or entitle such persons to receive, Shares in excess of ten percent (10%) of the average number of issued and outstanding Shares during any twelve (12) months); or (ii) as a result of the issuance on the date hereof of the Warrants issued to ABN AMRO Bank, N.V. or any exercise of such Warrants.

Trust Deed

(b)
Notwithstanding anything herein, the Conversion Price shall only be adjusted pursuant to Clauses 7.1(f), 7.1(g), 7.1(h), 7.1(i) and 7.1(j) to an amount not less than US$0.25 per Share (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events).

(c)
Where more than one (1) event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an independent investment bank of international repute (acting as expert), selected by the Issuer and approved in writing by the Trustee (such approval shall not be unreasonably withheld or delayed), the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such independent investment bank to be in their opinion appropriate in order to give such intended result. No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Clause 7.1(a) above.

(d)
The Trustee shall not be under any duty to (i) monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or (ii) itself calculate any adjustment to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so. Any adjustments to the Conversion Price shall be calculated or caused to be calculated by the Issuer and the Issuer will promptly send to the Trustee a certificate setting out the Conversion Price prior to adjustment and the particulars relating to adjustment of the Conversion Price. The Trustee shall be entitled to rely on such certificate and will have no duty to confirm or investigate the accuracy thereof.

(e)
If any doubt arises as to an adjustment of the Conversion Price pursuant to Clause 7.1, the Trustee may, at the cost and expense of the Issuer, consult with any reputable investment bank in the United States and may act on the opinion or advice of or any certificate or information obtained from any such investment bank, and such determination, opinion, advice, certification or action (or absence thereof) shall be conclusive and binding upon the Issuer and the Bondholders.

7.3	Conversion Price Reset

If the Average Closing Price for the period of twenty (20) consecutive Trading Days immediately prior to any of November 13, 2009 and September 29, 2012 (each a “Reset Date”) is lower than the Conversion Price on the relevant Reset Date, the Conversion Price will be adjusted so that such Average Closing Price shall be the Conversion Price in effect from, and including, the relevant Reset Date. The Issuer shall notify the Bondholders, Trustee and the Paying Agent of such adjustment within ten (10) business days after the relevant Reset Date, in accordance with Condition 18. Such adjusted Conversion Price shall be rounded upwards, if necessary, to the nearest one-tenth (1/10) of a United States cent.

Provided that:

(a)
any such adjustment to the Conversion Price pursuant to this Clause 7.3 shall be limited so that the Conversion Price adjusted in accordance with this Clause 7.3 shall not be less than seventy percent (70%) of the initial Conversion Price (taking account of any adjustments required under Clause 7.1 above which may have occurred prior to the relevant Reset Date) or higher than the Conversion Price in effect immediately prior to the Reset Date;

Trust Deed

(b)
subject to (a) above the provisions of Clause 7.1 shall apply, mutatis mutandis, to this Clause 7.3 to ensure that appropriate adjustments shall be made to any Closing Price to reflect any adjustments made to the Conversion Price in accordance with Clause 7.1;

(c)	for the avoidance of doubt, any adjustments to the Conversion Price made pursuant to this Clause 7.3 shall only be downward adjustments; and

(d)
notwithstanding anything herein, the Conversion Price shall only be adjusted pursuant to Clause 7.3 to an amount not less than US$0.25 per Share (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events).

8.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

8.1	Declaration of Trust

All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee upon trust to apply them (subject to Clause 8.2):

(a)
firstly, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

(b)
secondly, in payment of all costs, charges, expenses and liabilities properly incurred by the Agents, except the Registrar, (including remuneration payable to the Agents) in carrying out its functions under the Agency Agreement;

(c)
thirdly, in payment of all costs, charges, expenses and liabilities properly incurred by the Registrar, (including remuneration payable to the Registrar) in carrying out its functions under the Agency Agreement;

(d)	fourthly, in payment of any amounts of principal, interest, and premium (if any) owing in respect of the Bonds pari passu and rateably;

(e)	fifthly, in payment of any other amounts owing in respect of the Bonds; and

(f)	sixthly, in payment of any balance (if any) to the Issuer for itself.

If the Trustee holds any moneys which represent principal, interest, default interest and premium (if any) in respect of Bonds in respect of which claims have become prescribed under Condition 13, the Trustee will hold them on trust and apply them as set out in this Clause 8.1.

8.2	Accumulation

If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 8.1 is less than ten percent (10%) of the principal amount of the Bonds then outstanding, the Trustee may, at its sole discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least ten percent (10%) of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 8.1.

Trust Deed

8.3	Investment

Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit, acting in accordance with the Trustees Act. If they are deposited at a bank or institution that is the Trustee or a subsidiary, holding or associated company of the Trustee, it needs only account for an amount of interest calculated at the rate per annum equal to the best rate payable by it on a deposit of like amount to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

9.	GENERAL COVENANTS

So long as any Bond is outstanding, the Issuer will:

9.1	Books of Account

Keep, and procure that its Subsidiaries keep, proper books of account and, at any time, so far as permitted by applicable law and to the extent it does not result in any additional disclosure obligations under the listing rules of the AMEX or if applicable, the Alternative Stock Exchange, allow, and procure that each of its Subsidiaries will allow, the Trustee and anyone appointed by it, by prior appointment access to the books of account of the Issuer and/or the relevant Subsidiary respectively at all reasonable times during normal business hours;

9.2	Notice of Events of Default

Notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default;

9.3	Information

So far as permitted by applicable law, give the Trustee such certificates, information and evidence as it requires for the purpose of the discharge of the duties, powers, trusts, authorities and discretions vested in it by this Trust Deed or by operation of law;

9.4	Financial Statements etc.

Send to the Trustee, as promptly as practicable (and, in the case of each annual Fiscal Period, in any event within six (6) months after the close of each Fiscal Period), three (3) copies or translations, in each case in English, of the following:

Trust Deed

(a)
in the case of the first semi-annual Fiscal Period falling within each of the annual Fiscal Periods, the semi-annual interim report containing unaudited consolidated Accounts of the Issuer in respect of such Fiscal Period which Accounts are prepared on a basis substantially consistent with the most recent audited Accounts, or which indicate the way in which their basis of preparation is different; and

(b)
in the case of each annual Fiscal Period, the annual report containing audited Accounts of the Issuer as at the end of, and for, such Fiscal Period, reported on by the Auditors and prepared in accordance with generally accepted accounting principles in the United States of America;

provided that if and to the extent that the Accounts are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated;

9.5	Information Material to Bondholders

Send to the Trustee three (3) copies or translations, in each case in English, of all notices, statements and documents which are issued to the holders of its shares or its creditors generally as soon as practicable (but not later than thirty (30) days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may request in order to satisfy requests from Bondholders for them;

9.6	Other Information

Send to the Trustee together with the Accounts referred to in Clause 9.4 a list in English of all documents issued, during or in respect of the relevant annual Fiscal Period, by Issuer to its Shareholders, which list shall indicate the principal subject of each of such documents, and (if the Trustee so requires at any time) provide a certified copy or translation, in each case in English, of any document described in such list within thirty (30) days after being requested so to do;

9.7	Certificate of Directors

Send to the Trustee, at the same time that its annual audited Accounts are being provided pursuant to Clause 9.4 above, and also within fourteen (14) days after any written request by the Trustee, a certificate of the Issuer signed by two (2) directors of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five (5) days before the date of the certificate

(a)	no Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

(b)	the Issuer has complied with all its obligations under this Trust Deed.

The Trustee shall be entitled to rely upon certificates of the Issuer;

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9.8	Notices to Bondholders

Send to the Trustee at least seven (7) days (or such shorter period as may be agreed by the Trustee) prior to the date of publication, a copy of the form of each notice to be given to Bondholders and once given, two (2) copies of each such notice, such notice to be in a form approved by the Trustee (such approval shall not be unreasonably withheld or delayed) and (if applicable) complying with the requirements of the AMEX or an Alternative Stock Exchange except for any announcement, notice or circular to be made by the Issuer pursuant to the requirements of the listing rules or at the request of the AMEX or an Alternative Stock Exchange, of which three (3) copies of each such announcement, notice or circular, shall be sent by the Issuer to the Trustee as promptly as practicable after its date of issue;

9.9	Further Acts

So far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

9.10	Notice of late payment

Forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

9.11	Change in Agents

Give at least fourteen (14) days’ prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of the Registrar or of any change by any Agent or by the Registrar of its specified office and not make any such appointment or removal without the Trustee’s prior written approval;

9.12	Early Redemption

Give prior notice to the Trustee of any proposed early redemption pursuant to Condition 9(B), 9(C), 9(D) or 9(E);

9.13	Change of Control or Delisting

Give notice (which shall be in writing) to the Trustee and the Bondholders in accordance with Condition 18 by not later than the fourteenth day following the first day on which it becomes aware of the occurrence of a Relevant Event (as defined in Condition 9(D));

9.14	Compliance

Comply with, perform and observe all the provisions of the Agency Agreement, the Trust Deed and the Conditions; and

9.15	Bonds held by the Issuer etc.

Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by its director stating the number of Bonds held as at the date of such certificate by or on behalf of the Issuer or its Subsidiaries.

Trust Deed

10.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

10.1	Payment of Remuneration

The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate to be agreed between the Issuer and the Trustee and on such date and on such terms as shall be separately agreed between the Issuer and the Trustee.

10.2	Additional Remuneration

In the event of the occurrence of an Event of Default the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed or should the Trustee perform any additional or any ancillary functions outside of those previously agreed with the Issuer, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them. It is acknowledged and agreed that the Trustee shall not be obliged to undertake any additional duties unless the Trustee is satisfied (at its absolute discretion) that all its additional remuneration will be paid.

10.3	Tax

The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value-added tax or similar tax chargeable in any jurisdiction in respect of its remuneration under this Trust Deed.

10.4	Disputes

In the event of the Trustee and the Issuer failing to agree (in a case to which Clause 10.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee, the Bondholders and the Issuer.

10.5	Payment of Liabilities

The Issuer shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers, authorities and discretions and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to all expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

10.6	Interest

All amounts payable pursuant to Clause 10.5 above and/ or Clause 10.9 shall be payable (subject to and in accordance by the Issuer on the date specified in a demand) by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within ten (10) days after such demand and the Trustee so requires) carry interest at a rate of two percent (2%) per annum above the cost of funds from the date that payment is made by the Trustee until the date the Issuer reimburses the Trustee and in all other cases shall (if not paid on the date specified in such demand and the Trustees so requires) carry interest at such rate from the date specified in such demand until payment by the Issuer to the Trustee. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

Trust Deed

10.7	No Set-off or Withholding

The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this Clause 10 shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this Clause in the absence of any such set-off, counterclaim, deduction or withholding.

10.8	Survival of Clauses

Unless otherwise specifically stated in any discharge of this Trust Deed, the provisions of this Clause 10 shall continue in full force and effect notwithstanding such discharge.

10.9	Indemnity

Without prejudice to the right of indemnity by law given to trustees, the Issuer shall indemnify the Trustee and its directors, officers and employees and every Appointee (as defined in Clause 11(y)) and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be paid or incurred by it or him or which may be claimed against it or him as a result of or in connection with the Trustee acting as trustee under this Trust Deed (including, without limitation, in the execution or purported execution of any of its trusts, powers, authorities and discretions under this Trust Deed and Agency Agreement) or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Trust Deed or any such appointment (including all liabilities incurred in disputing or defending any of the foregoing), except those resulting from its or his gross negligence, wilful default or fraud.

10.10	Force Majeure

Notwithstanding anything to the contrary in this Trust Deed or in any other transaction document, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Trustee.

11.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

Trust Deed

(a)
Advice: The Trustee, whenever it considers it reasonably necessary and expedient in the interest of the Bondholders, shall engage and consult, at the expense of the Issuer, with any legal or professional adviser and notice of appointment of any legal or professional adviser shall be given to the Issuer as soon as practicable. The Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, accountant (including the Auditors), banker or other expert whether obtained by or addressed to the Issuer, the Trustee, the Principal Agent or otherwise, and notwithstanding any monetary or other limit on liability contained therein, will not be responsible to anyone for any Liability occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex, fax or electronic mail and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s opinion or advice and even if it contains some error or is not authentic.

(b)
Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that each of the Issuer and the Principal Agent is performing all its obligations under this Trust Deed and the Bonds.

(c)
Resolutions of Bondholders: The Trustee will not be responsible for having acted in good faith on a resolution in writing or any resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders.

(d)
Illegality/Expenditure of Trustee Funds: No provision of these presents shall require the Trustee to do anything which may: (i) be illegal or contrary to applicable law or regulation; (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its own rights, powers, authorities or discretions, if it shall have grounds for believing that repayment of such funds or satisfactory indemnity against, or security for, such risk or the liability is not assured to it.

(e)
Certificate signed by Directors: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by a director of the Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

(f)
Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee shall not be responsible for or required to insure against any Liability incurred in connection with such deposit and may pay all sums required to be paid on account of, or in respect of, any such deposit.

Trust Deed

(g)
Discretion: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions (the exercise of which, as between the Bondholders and the Trustee shall be conclusive and binding on the Bondholders) and will not be responsible for any Liability which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Agency Agreement or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Bondholders and need not exercise the same unless it has been indemnified and/or provided with security to its satisfaction.

(h)
Agents: Whenever it considers it reasonably necessary and expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of such agent, the Trustee shall not be responsible to the Bondholders for any misconduct on the part of any such person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person.

(i)
Delegation: Whenever it considers it reasonably necessary and expedient in the interests of the Bondholders, the Trustee may delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons on any terms (including power to sub-delegate) all or any of its trusts, powers, authorities, discretions or functions under this Trust Deed. Provided that the Trustee shall have exercised reasonable care in the selection of such delegate, the Trustee shall not be under any obligation to the Bondholders to supervise the proceedings or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

(j)	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

(k)
Confidentiality: Unless required by law or ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)
Determinations Conclusive: As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed or any of the Bonds. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

(m)
Currency Conversion: Where it is necessary or desirable to translate or convert any sum from one (1) currency to another, it will (unless otherwise provided hereby or required by law) be converted or translated at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.

Trust Deed

(n)
Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

(o)
Conversion Price: The Trustee shall have no duty or responsibility to determine whether facts exist which may require an adjustment of the Conversion Price or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it.

(p)
The Shares: The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares or any other property which may at any time be issued or delivered on the conversion of any Bonds or the sale or other disposal of any Shares. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Shares, share certificates or any other securities or property or make any payment on the exercise of any Conversion Right.

(q)
Responsibility: The Trustee assumes no responsibility for the correctness of Recital (A) to this Trust Deed (which shall be taken as a statement by the Issuer) or other statements, warranties or representations of the Issuer, nor shall the Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency, enforceability or admissibility in evidence of the Bonds, this Trust Deed or the Agency Agreement.

(r)
Enforcement: The Trustee shall not be under any obligation to take proceedings against the Issuer to enforce payment of the Bonds after the Bonds have become due and payable nor to declare the Bonds due and payable unless it shall have been so requested in writing by holders of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding (which request has not been revoked) or shall have been so directed by an Extraordinary Resolution and it shall have been indemnified and/or secured to its satisfaction.

(s)
Satisfaction of Trustee in Condition 9(C): For the purposes of Condition 9(C), the Trustee shall be satisfied by the Issuer that the Issuer will be obliged to pay additional amounts as provided in that Condition by the delivery to it of (a) a certificate signed by two (2) directors of the Issuer and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that the amendment or change giving rise to the payment of additional amounts have occurred.

(t)
Consolidation, amalgamation etc: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

(u)
Forged Bonds and Documents: The Trustee shall not be liable to the Issuer or any Bondholder if without gross negligence, wilful default or fraud on its part it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties.

Trust Deed

(v)
Consent: Any consent or approval to be given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding any contrary provision in this Trust Deed may be given retrospectively. The Issuer shall observe and perform any such terms and conditions and the Trustee may at any time waive or agree to a variation of such terms and conditions.

(w)
Acceleration: The Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 11 unless it has been indemnified and/or secured to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

(x)
Bonds held by the Issuer etc.: In the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9.15) that no Bonds are for the time being held by or on behalf of the Issuer or its Subsidiaries.

(y)
Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”) (in each case, after written notice have been given to the Issuer to the extent reasonably practicable), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

(z)
Reliance on Certificates: The Trustee may rely without liability to Bondholders on any certificate prepared by the directors of the Issuer and accompanied by a certificate or report prepared by an internationally recognised firm of accountants (including the Auditors) pursuant to the Conditions and/or this Trust Deed, whether or not addressed to the Trustee and whether or not the internationally recognised firm of accountants’ liability in respect thereof is limited by a monetary cap or otherwise limited or excluded and shall be obliged to do so where the certificate or report is delivered pursuant to the obligation of the Issuer to procure such delivery under the Conditions; any such certificate or report shall be conclusive and binding on the Issuer, the Trustee and the Bondholders.

(aa)
Compliance: The Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one (1) document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

(bb)
Error of Judgment: The Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

(cc)
Professional Charges: Any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

Trust Deed

(dd)
Consequential loss: Notwithstanding any contrary provision of this Trust Deed, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for such is made in negligence, breach of contract, fraud, breach of fiduciary obligation or otherwise.

(ee)
Other Obligations: The Trustee shall not be responsible for the validity or enforceability of any obligations owed to it as Trustee hereof other than by the Issuer the benefit of which obligations have been taken by the Trustee in the interests of the Bondholders.

(ff)
Reliance: Any certificate or report of the Auditors or any other expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these Conditions or this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts therein and shall, in absence of manifest error, be conclusive and binding on all parties and the Trustee shall not be responsible for any loss occasioned by acting on any such certificate or report. The Trustee shall be entitled to rely on any report of accountants, financial advisers or investment bank where the Issuer procures the delivery of the same pursuant to its obligations to do so under the Conditions and such report shall be binding on the Issuer and the holders of the Bonds in the absence of manifest or proven error.

(gg)
Certificates from clearing systems: The Trustee may call for any certificate or other document to be issued by Clearstream or Euroclear (or any alternative clearing system on behalf of whom the Global Certificate may be held) as to the principal amount of Bonds evidenced by the Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Clearstream or Euroclear (or any such alternative clearing system) and subsequently found to be forged or not authentic or not to be correct.

(hh)
Exercise of power: In connection with the exercise by it of any of its trusts, powers, authorities, duties and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the interests of all of the Bondholders and shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) (except where expressly provided otherwise), and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer (except to the extent provided for in Condition 10), the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

Trust Deed

(ii)
Transaction Documents: The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto.

(jj)
Legal Opinion: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(kk)
Taking Action by Trustee: The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer will be able to indemnify it against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it and on such demand being made the Issuer shall be obliged to make payment of all such sums in full.

(ll)
Claims: Subject to Clause 12, the Trustee shall not be liable or responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this Trust Deed.

12.	LIABILITY OF THE TRUSTEE

If the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any gross negligence, wilful default or fraud of which it may be guilty.

13.	WAIVER AND PROOF OF DEFAULT

13.1	Waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer of this Trust Deed or the Conditions or determine that an Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 11. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

Trust Deed

13.2	Proof of Default

Proof that the Issuer has failed to pay a sum due to the holder of any one (1) Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

14.	TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

15.	MODIFICATION AND SUBSTITUTION

15.1	Modification

(a)
The Trustee may (but is not obliged to) agree without the consent of the Bondholders to any modification to this Trust Deed (which for the avoidance of doubt includes the Bonds) and the Agency Agreement, which in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest or (to the satisfaction of the Trustee) proven error. The Trustee may (but is not obliged to) agree to any modification to this Trust Deed which is in its opinion proper to make if, in its opinion, such modification will not be materially prejudicial to the interests of the Bondholders. Unless the Trustee agrees otherwise, any such modification shall be notified to the Bondholders as soon as practicable thereafter.

(b)
Any amendment or supplement to this Trust Deed shall be made by an instrument in writing signed by all the parties to this Trust Deed. A waiver or consent by the Trustee with respect to action required or forbidden by this Trust Deed shall be effective only if sent in writing by the Trustee and only for that occasion.

15.2	Substitution

The Trustee may (but is not obliged to), without the consent of the Bondholders, agree to the substitution of any other company (the “Substituted Obligor”) in place of the Issuer (or of any previous substitute under this sub-Clause) as the principal debtor under this Trust Deed and the Bonds provided that:

(a)	no payment in respect of the Bonds is at the relevant time overdue;

(b)
a deed is executed or undertaking given by the Substituted Obligor to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

(c)
if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor has given (unless the Trustee otherwise agrees) to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 10 with the substitution for the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon this Trust Deed and the Bonds will be read accordingly;

Trust Deed

(d)	any two (2) directors of the Substituted Obligor certifies that it will be solvent immediately after such substitution;

(e)
(unless the Issuer’s successor in business is the Substituted Obligor as the principal debtor under this Trust Deed and the Bonds) the obligations of the Substituted Obligor as the principal debtor under this Trust Deed and the Bonds are unconditionally and irrevocably guaranteed by the Issuer;

(f)
a certificate signed by two (2) duly authorised signatories of the Issuer stating that the circumstances referred to in this Clause prevail and legal opinions addressed to the Trustee from independent legal advisors of recognised standing in each jurisdiction referred to in (c) above, in form and substance satisfactory to the Trustee, as to the fulfilment of the conditions set out in full in this Clause have been delivered to the Trustee and the Trustee shall not be liable to anyone for relying on such certificates and legal opinions; and

(g)
the Issuer shall have given, unless the Trustee agrees otherwise, at least fourteen (14) days’ prior notice of such substitution to the Bondholders, stating that copies, or pending execution the agreed text, of all documents in relation to the substitution which are referred to above, or which might otherwise reasonably be regarded as material to Bondholders, will be available for inspection at the specified office of the Principal Agent.

References in Condition 11 to obligations under the Bonds shall be deemed to include obligations under the supplemental trust deed, and the events listed in Condition 11 shall be deemed to include any guarantee referred to in (e) above not being (or being claimed by the Issuer not to be) in full force and effect and the provisions in Condition 11(A)(iv), (v), (vi), (vii), (viii) and (ix) shall be deemed to apply to the Issuer as guarantor.

15.3	Release of substituted Issuer

An agreement by the Trustee pursuant to Clause 15.2 will, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations (save for any guarantee obligations) under this Trust Deed and the Bonds. Notice of the substitution will be given by the Issuer to the Trustee (who will give such notice to the Bondholders) within fourteen (14) days of the execution of such documents and compliance with such requirements.

15.4	Completion of Substitution

On completion of the formalities set out in Clause 15.2, the Substituted Obligor will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute) and this Trust Deed and the Bonds will be deemed to be amended as necessary to give effect to the substitution.

Trust Deed

16.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

16.1	Appointment

The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trustee will at all times be a trust corporation and it may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

16.2	Retirement and Removal

Any Trustee may retire at any time on giving at least sixty (60) days’ written notice to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by an Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer, will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee as soon as practicable and if, after thirty (30) days’ of such notice having been given the Issuer, has failed to do so, the Trustee shall be entitled (at the expense of the Issuer) but not obliged to appoint another trust corporation selected by the Trustee as its successor. The protections, indemnities and immunities in this Trust Deed in favour of the Trustee shall continue to benefit the Trustee notwithstanding such Trustee’s removal or retirement.

16.3	Co-Trustees

The Trustee may, despite Clause 16.1, by written notice to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Bondholders;

(b)	to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

(c)	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee shall not be responsible for supervision and management of the additional Trustee. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

16.4	Competence of a Majority of Trustees

If there are more than two (2) Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

16.5	Successor

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

Trust Deed

17.	COMMUNICATIONS

Any notice or other communication hereunder shall be in writing. It shall be served by letter sent by registered post or courier or by fax:

In the case of the Issuer, to it at:

Asia Time Corporation
Room 1601-1604, 16/F.,
CRE Centre,
889 Cheung Sha Wan Road,
Kowloon, Hong Kong

Telephone no. : + 852 2310 0101
Fax no.  : + 852 2310 0032
Attention : Kwong Kai Shun/Michael Mak

In the case of the Trustee, to it at:

The Bank of New York, London Branch
One Canada Square
London, E14 5AL, United Kingdom

Fax no.:  +44 20 7964 6369
Attention:  Global Corporate Trust

With a copy to:

The Bank of New York
Level 12, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Fax no.:  852 2295 3283
Attention:  Corporate Trust

Communications will take effect, in the case of a letter sent by registered post, on the seventh business day in New York receipt after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next business day in the place of receipt.

For the purposes of this Clause 17, “business day” means a day (other than Saturday, Sunday or public holidays) on which commercial banks and foreign exchange markets are open for business in the relevant location(s).

Trust Deed

18.	FURTHER ISSUES

18.1	Supplemental Trust Deed

If the Issuer issues further securities as provided in Condition 17, it shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed containing such provisions (corresponding to any of the provisions of this Trust Deed) as the Trustee may require.

18.2	Meetings of Bondholders

If the Trustee so directs, Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to “Bonds” and “Bondholders” were also to such securities and their holders respectively.

19.	CURRENCY INDEMNITY

19.1	Currency of Account and Payment

United States dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages.

19.2	Extent of discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

19.3	Indemnity

If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

19.4	Indemnity separate

The indemnities in this Clause 19 and in Clause 10.9 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order.

Trust Deed

20.	GOVERNING LAW, THIRD PARTY RIGHTS AND JURISDICTION

20.1	Governing Law

This Trust Deed shall be governed by and construed in accordance with English law.

20.2
The Issuer irrevocably agrees for the benefit of the Trustee and the Bondholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents and accordingly submit to the exclusive jurisdiction of the English courts. The Issuer waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Trustee and the Bondholders may take any suit, action or proceedings arising out of or in connection with these presents (together referred to as “Proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

20.3
The Issuer irrevocably and unconditionally appoints The London Law Agency at its registered office for the time being and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. The Issuer:

(a)
agrees to procure that, so long as any of the Bonds remain liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to the Issuer shall not impair the validity of such service or of any judgment based thereon;

(c)	consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer in accordance with clause 17; and

(d)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

21.	THIRD PARTY RIGHTS

A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

22.	COUNTERPARTS

This Trust Deed (and any supplemental trust deed thereto) may be executed in counterparts, each of which shall be deemed to be an original and all of which when so executed shall constitute one (1) and the same instrument.

23.	TERMINATION OF THIS TRUST DEED

This Trust Deed shall terminate forthwith when none of the Bonds remains outstanding.

Trust Deed

SCHEDULE 1

FORM OF CERTIFICATE

The Bonds covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold or exercised within the United States or to, or for the account or benefit of, U.S. persons, except in either case in accordance with Regulation S under the Securities Act or pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S

On the front:

Amount	ISIN	Common Code	Certificate Number

ASIA TIME CORPORATION
(incorporated under the laws of the State of Delaware)
US$8,000,000
Variable Rate Convertible Bonds due 2012

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the “Bonds”) of Asia Time Corporation (the “Issuer”) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

The Issuer hereby certifies that [  ] of [ ] is, as at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of US$8,000,000 (Eight Million United States dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds in respect of which this Certificate is issued are convertible into fully-paid shares of common stock with a par value of US$0.0001 each of the Issuer subject to and in accordance with the Conditions and the Trust Deed.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Principal Agent.

The Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Certificate to be signed on its behalf.

Trust Deed

Dated [  ]

ASIA TIME CORPORATION

By:
Director/Authorised Signatory

Trust Deed

Certificate of Authentication

Certified that the above-named holder is as at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

________________________

________________________

________________________

________________________

The Bank of New York as Registrar
(without warranty, recourse or liability)

By:

Authorised Signatory

Dated:

Trust Deed

Final Form

TERMS AND CONDITIONS OF THE BONDS

The following is the text of the Conditions of the Bonds which (subject to modification and except for the paragraphs in italics) will be endorsed on the Certificates issued in respect of the Bonds.

The issue of the US$8,000,000 aggregate principal amount of Variable Rate Convertible Bonds due 2012 (the “Bonds”, which term shall include, unless the context requires otherwise, any further Bonds issued in accordance with Condition 17 and consolidated and forming a single series therewith) of Asia Time Corporation (the “Issuer”) and the right of conversion into Shares (as defined in Condition 6(A)(v)) were authorised by resolutions of the board of directors of the Issuer passed on November 9, 2007. The Bonds are constituted by a trust deed dated November 13, 2007 (the “Trust Deed”) made between the Issuer and The Bank of New York, London Branch as trustee for the holders of the Bonds (the “Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed) and are subject to the paying and conversion agency agreement dated November 13, 2007 (the “Agency Agreement”) with the Trustee, The Bank of New York, London Branch as principal paying, conversion and transfer agent (the “Principal Agent”), The Bank of New York as registrar (the “Registrar”) and the other paying, conversion and transfer agents appointed under it (each a “Paying Agent”, “Conversion Agent”, “Transfer Agent”, and together with the Registrar and the Principal Agent, the “Agents”) relating to the Bonds. References to the “Principal Agent”, “Registrar” and “Agents” below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions of the Bonds (these “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed. Unless otherwise defined, terms used in these Conditions have the meaning specified in the Trust Deed. Copies of the Trust Deed and of the Agency Agreement are available for inspection during normal business hours at the registered office of the Trustee being as at the date hereof at One Canada Square, London, E14 5AL, United Kingdom and at the specified offices of each of the Agents. The Bondholders are entitled to the benefit of the Trust Deed and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.	Status

The Bonds constitute direct, unsubordinated, unconditional and (subject to the provisions of Condition 5) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 5, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations (other than any obligations preferred by mandatory provisions of applicable law).

2.	Form and Denomination

The Bonds are issued in registered form in the denomination of US$1,000 each. A Bond certificate (each a “Certificate”) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Bond and each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 4(A)) which the Issuer will procure to be kept by the Registrar.

Upon issue, the Bonds will be represented by a global certificate (the “Global Certificate”) deposited with a common depositary for, and representing Bonds registered in the name of a common nominee of, Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) and/or any other relevant clearing system (each a “Clearing System”).

Trust Deed

3.	Title

Title to the Bonds passes only by transfer and registration in the register of Bondholders as described in Condition 4. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions, “Bondholder” and (in relation to a Bond) “holder” mean the person in whose name a Bond is registered.

4.	Transfers of Bonds; Issue of Certificates

A.	Register

The Issuer will cause to be kept at the specified office outside the United Kingdom of the Registrar and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the “Register”). Each Bondholder shall be entitled to receive only one (1) Certificate in respect of its entire holding of Bonds.

B.	Transfer

Subject to the terms of the Agency Agreement, a Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Agents. No transfer of a Bond will be valid unless and until entered on the Register.

C.	Delivery of New Certificates

Each new Certificate to be issued upon a transfer of Bonds will, within three (3) business days of receipt by the Registrar or, as the case may be, any other relevant Agent of the form of transfer, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the form of transfer.

Where only part of a principal amount of the Bonds (being that of one (1) or more Bonds) in respect of which a Certificate is issued is to be transferred or converted, a new Certificate in respect of the Bonds not so transferred or converted will, within three (3) business days of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred or converted (but free of charge to the holder) to the address of such holder appearing on the Register.

For the purposes of Condition 4, “business day” shall mean a day other than a Saturday or Sunday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the Agent with whom a Certificate is deposited in connection with a transfer or conversion, is located.

Trust Deed

D.	Formalities Free of Charge

Registration of transfer of Bonds will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

E.	Closed Periods

No Bondholder may require the transfer of a Bond to be registered (i) during the period of seven (7) days ending on (and including) the dates for payment of any principal and/or premium (if any) pursuant to the Conditions; (ii) after a Conversion Notice (as defined in Condition 6(B)) has been delivered with respect to a Bond; or (iii) after a Tax Redemption Notice (as defined in Condition 9(C)) or a Relevant Event Redemption Notice (as defined in Condition 9(D)) has been deposited in respect of such Bond.

F.	Regulations

All transfers of Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Bondholder upon request.

5.	Negative Pledge

A.	Negative Pledge

The Issuer undertakes that, so long as any of the Bonds remains outstanding (as defined in the Trust Deed) or any amount is due under or in respect of any Bond or otherwise under the Trust Deed, it will not, and will procure that none of its Subsidiaries will, create or permit to subsist or arise any Encumbrance upon the whole or any part of their respective present or future assets or revenues to secure any Relevant Indebtedness of the Issuer or any Subsidiary of the Issuer or to secure any guarantee of or indemnity in respect of any such Relevant Indebtedness unless, at the same time or prior thereto, the Issuer’s obligations under the Bonds are secured by the same Encumbrance or have the benefit from a guarantee or indemnity in substantially identical terms thereto or, at the option of the Issuer, by such other security, guarantee, indemnity or other arrangement as the Bondholders may approve by Extraordinary Resolution (as defined in the Trust Deed).

B.	Interpretation

In these Conditions:

(i)	any reference to an “Encumbrance” is to a mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(ii)
any reference to “Relevant Indebtedness” is to any future or present indebtedness in the form of or represented by debentures, loan stock, bonds, notes, bearer participation certificates, depository receipts, certificates of deposit or other similar securities or instruments or by bills of exchange drawn or accepted for the purpose of raising money which are, or are issued with the intention on the part of the Issuer or any Subsidiary of the Issuer that they should be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or on any other securities market (whether or not initially distributed by way of private placement); and

Trust Deed

(iii)
any reference to a “Subsidiary” of any person is to any company or other business entity of which that person owns or controls (either directly or through one (1) or more other Subsidiaries) more than fifty percent (50%) of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under United States or other relevant law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person.

6.	Conversion

A.	Conversion Right

(i)	Conversion Period: Subject as hereinafter provided, Bondholders have the right to convert their Bonds into Shares at any time during the Conversion Period referred to below.

The right of a Bondholder to convert any Bond into Shares is called the “Conversion Right”. Subject to and upon compliance with, the provisions of this Condition, the Conversion Right attaching to any Bond may be exercised, at the option of the holder thereof, at any time on and after 365 days after the date the Issuer’s Shares commence trading on the American Stock Exchange (“AMEX”) or an Alternative Major Stock Exchange (as defined in Condition 6(C) below) (the “Listing Date”) up to the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on November 6, 2012 (but, except as provided in Condition 6(A)(iv), in no event thereafter) or if such Bond shall have been called for redemption before the Maturity Date (as defined in Condition 9(A)), then up to the close of business (at the place aforesaid) on a date no later than seven (7) business days (in the place aforesaid) prior to the date fixed for redemption thereof (the “Conversion Period”).

The number of Shares to be issued on conversion of a Bond will be determined by dividing the principal amount of the Bond to be converted by the Conversion Price in effect at the Conversion Date (both as hereinafter defined). A Conversion Right may only be exercised in respect of one (1) or more Bonds. If more than one (1) Bond held by the same holder is converted at any one (1) time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

(ii)
Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after November 13, 2007 which reduces the number of Shares outstanding, the Issuer will upon conversion of Bonds pay in cash (in US dollars by means of a US dollar cheque drawn on a bank in New York) a sum equal to such portion of the principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 6(A)(i), as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid if such sum exceeds US$10.00.

(iii)
Conversion Price: The price at which Shares will be issued upon conversion (the “Conversion Price”) will initially be the price per Share at which Shares are sold in the IPO (the “IPO Price”) but will be subject to adjustment in the manner provided in Conditions 6(C) and 6(D). IPO means a public offering of the Shares of the Issuer on AMEX with minimum gross proceeds of US$2,000,000. If no IPO has occurred prior to conversion, the Conversion Price will be deemed to be US$2.00 as of November 13, 2007 (the “Closing Date”), subject to adjustment in the manner provided in Conditions 6(C) and 6(D).

Trust Deed

(iv)
Revival and/or survival after Default: Notwithstanding the provisions of Condition 6(A)(i), if (a) the Issuer shall default in making payment in full in respect of any Bond which shall have been called for redemption on the date fixed for redemption thereof, (b) any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 11 or (c) any Bond is not redeemed on the Maturity Date in accordance with Condition 9(A), the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and, notwithstanding the provisions of Condition 6(A)(i), any Bond in respect of which the Certificate and Conversion Notice (as defined below) are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined below) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

(v)
Meaning of Shares: As used in these Conditions, the expression “Shares” means shares of common stock of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

B.	Conversion Procedure

(i)
Conversion Notice: To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deliver at his own expense during normal business hours at the specified office of any Conversion Agent a notice of conversion (a “Conversion Notice”) in duplicate in the form (for the time being current) obtainable from the specified office of each Agent, together with the relevant Certificate and any amounts required to be paid by the Bondholder under Condition 6(B)(ii).

The conversion date in respect of a Bond (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Bond is expressed in these Conditions to be exercisable (subject to the provisions of Condition 6(A)(iv) above) and will be deemed to be the Stock Exchange Business Day (as defined below) immediately following the date of the surrender of the Certificate in respect of such Bond and delivery of such Conversion Notice and, if applicable, any payment or indemnity required to be made or given under these Conditions in connection with the exercise of such Conversion Right. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal. “Stock Exchange Business Day” means any day (other than a Saturday or Sunday) on which AMEX or the Alternative Stock Exchange (as defined in Condition 6(C) below), as the case may be, is open for business of dealing in securities.

Trust Deed

(ii)
Stamp Duty etc.: As conditions precedent to conversion, a Bondholder delivering a Certificate in respect of a Bond for conversion must pay any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital or stamp duties payable in the United States, the People’s Republic of China or England and, if relevant, in the place of the Alternative Stock Exchange, by the Issuer in respect of the allotment and issue of Shares and listing of the Shares on AMEX or the Alternative Stock Exchange on conversion) (the “Taxes”) and such Bondholder must also pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion. The Issuer will pay all other expenses arising on the issue of Shares on conversion of Bonds. The Bondholder (and, if applicable, the person other than the Bondholder to whom the Shares are to be issued) must provide the Conversion Agent with details of the relevant tax authorities to which the Conversion Agent must pay monies received in settlement of Taxes payable pursuant to this Condition 6(B)(ii). The Conversion Agent is under no obligation to determine whether a Bondholder is liable to pay any Taxes including capital, stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 6(B)(ii).

(iii)
Registration: As soon as practicable, and in any event not later than seven (7) Trading Days (as defined below) after the Conversion Date, the Issuer will, procure that the relevant number of Shares are allotted to and registered in the name of the nominee of a depositary common to Euroclear and Clearstream for credit to the securities account designated for the purpose in the Conversion Notice for so long as the Shares are listed on AMEX.

 If the Conversion Date in relation to any Bond shall be on or after a date with effect from which an adjustment to the Conversion Price takes retroactive effect pursuant to any of the provisions referred to in Condition 6(C) and the Trust Deed, and the relevant Registration Date (as defined below) falls on a date when the relevant adjustment has not yet been reflected in the then current Conversion Price, the provisions of this sub-paragraph (iii) shall be applied, mutatis mutandis, to such number of Shares as is equal to the excess of the number of Shares which would have been required to be issued on conversion of such Bond if the relevant retroactive adjustment had been given effect as at the said Registration Date over the number of Shares previously issued (or which the Issuer was previously bound to issue) pursuant to such conversion.

The person or persons specified for that purpose will become the holder on record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the “Registration Date”). The Shares issued upon conversion of the Bonds will in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date. Upon delivery of the Shares in satisfaction of the Conversion Right of any Converting Bondholder and the completion of such registration in accordance with this Condition 6(B), the right of such Converting Bondholder to repayment of the principal amount of the Bonds so converted shall extinguish.

If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any retroactive adjustment of the Conversion Price referred to in this sub-paragraph (iii) prior to the time such retroactive adjustment shall have become effective), the Issuer will pay to the converting Bondholder or his designee an amount (the “Equivalent Amount”) equal to any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven (7) days thereafter. The Equivalent Amount shall be paid by means of a U.S. dollar cheque drawn on a bank in New York and sent to the address specified in the relevant Conversion Notice.

Trust Deed

C.	Adjustments to Conversion Price

The Conversion Price will be subject to adjustment in the following events as set out in the Trust Deed:

(1)
Consolidation, Subdivision or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A
B

Where:

A	is the nominal amount of one (1) Share immediately after such alteration; and

B	is the nominal amount of one (1) Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

(2)
Capitalisation of Profits or Reserves: If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including any share premium account) including, Shares paid up out of distributable profits or reserves and/or share premium account issued (except any Scrip Dividend (as defined below)) and which would not have constituted a Capital Distribution (as defined below), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A
B
Where:

A	is the aggregate nominal amount of the issued Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

Trust Deed

(3)
Capital Distributions: If and whenever the Issuer shall pay or make any Capital Distribution to the Shareholders (except to the extent that the Conversion Price falls to be adjusted under Condition 6(C)(2) above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which the Capital Distribution is publicly announced; and

B	is the Fair Market Value (as defined below) on the date of such announcement of the portion of the Capital Distribution attributable to one (1) Share.

Such adjustment shall become effective on the date that such Capital Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

When the Capital Distribution is by means of distribution of a cash dividend such cash dividend shall be regarded as a Capital Distribution and shall be fully taken into account in the determination of the Fair Market Value of the portion of the Capital Distribution attributable to one (1) Share.

(4)
Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, in each case at less than the Current Market Price per Share on the last Trading Day preceding the date of the announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A + B
A + C

Where:

A	is the number of Shares in issue immediately before such announcement;

B
is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would subscribe for, purchase or otherwise acquire at such Current Market Price per Share; and

C	is the aggregate number of Shares issued or, as the case may be, comprised in the grant.

Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

Trust Deed

(5)
Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares) to all or substantially all Shareholders as a class by way of rights or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one (1) Share.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).

(6)
Issues at less than Conversion Price: If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6(C)(4) above) any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or shall issue or grant (otherwise than as mentioned in Condition 6(C)(4) above) options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares in each case at a price per Share which is less than the Conversion Price in effect at the time of such issue, then, in such event, the Conversion Price shall be reduced, concurrently with such issue or grant, to a price equal to the consideration per share for which such Shares are or will be issued. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

Determination of Consideration: For purpose of this Condition 6(C)(6), the consideration received by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the directors of the Issuer (the “Directors”); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in Clauses (A) and (B) above, as determined in good faith by the Directors.

Trust Deed

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue of such options, warrants or other rights.

(7)
Other Issues at less than Conversion Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Condition 6(C)(7), if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Conditions 6(C)(4), 6(C)(5) or 6(C)(6)), or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall issue any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Issuer upon conversion, exchange or subscription at a consideration per Share which is less than the Conversion Price in effect at the time of issue of such securities, then, in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription determined by reference to the maximum number of Shares to be issued on conversion, exchange or subscription at the minimum conversion, exchange or subscription price. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

Determination of Consideration: For purpose of this Condition 6(C)(7), the consideration receivable by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in Clauses (A) and (B) above, as determined in good faith by the Directors.

Such adjustment shall become effective on the date of issue of such securities

Trust Deed

(8)
Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 6(C)(7) (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is reduced and is less than the Conversion Price in effect at the time of such modification, the Conversion Price shall be reduced, concurrently with such modification, to a price equal to the modified consideration per share receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription determined by reference to the maximum number of Shares to be issued on conversion, exchange or subscription at the minimum conversion, exchange or subscription price. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

Determination of Consideration: For purpose of this Condition 6(C)(8), the consideration receivable by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in Clauses (A) and (B) above, as determined in good faith by the Directors.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

(9)
Other Offers to Shareholders: If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with which an offer to which the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Condition 6(C)(4), Condition 6(C)(5), Condition 6(C)(6) or Condition 6(C)(7)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A - B
A

Trust Deed

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which such issue is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one (1) Share.

Such adjustment shall become effective on the date of issue of the securities.

(10)
Other Events: If the Issuer determines that a downward adjustment should be made to the Conversion Price as a result of one (1) or more events or circumstances not referred to in this Condition 6, the Issuer shall, at its own expense, consult an independent investment bank of international repute (acting as expert), selected by the Issuer and approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed), to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination by the independent investment bank such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the events or circumstances giving rise to any adjustment pursuant to this Condition 6 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Condition 6 as may be advised by the independent investment bank to be in their opinion appropriate to give the intended result.

For the purposes of these Conditions:

Alternative Stock Exchange means at any time, in the case of the Shares, if they are not at that time listed and traded on AMEX, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

Alternative Major Stock Exchange means The New York Stock Exchange or NASDAQ.

Average Closing Price is the arithmetic average of the Closing Price per Share for each Trading Day during the Relevant Period.

Capital Distribution means any dividend or distribution of cash or assets in specie or other property, and whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid (other than Shares credited as fully paid to the extent any adjustment to the Conversion Price is made in respect thereof under Condition 6(C)(2)) by way of capitalisation of reserves).

Closing Price for the Shares for any Trading Day shall be the price quoted by AMEX or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day.

Current Market Price means, in respect of a Share on a particular date, the average of the Closing Prices for one (1) Share (being a Share carrying full entitlement to dividend) for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said five (5) Trading Day period the Shares shall have been quoted ex-dividend and during some other part of that period the Shares shall have been quoted cum-dividend then:

Trust Deed

(i)
if the Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share; or

(ii)
if the Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the Shares on each of the said five (5) Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share.

Dividend means any dividend or distribution, whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes, without limitation, an issue of Shares or other securities credited as fully or partly paid up) provided that:

(i)
where a cash Dividend is announced which is to be, or may at the election of a holder or holders of Shares be, satisfied by the issue or delivery of Shares or other property or assets, then, the Dividend in question shall be treated as a Dividend of (a) the cash Dividend so announced, or (b) the Current Market Price on the date of announcement of such Dividend, of such Shares or the Fair Market Value of other property or assets to be issued or delivered in satisfaction of such Dividend (or which would be issued if all holders of Shares elected therefor, regardless of whether any such election is made) if the Current Market Price of such Shares or the Fair Market Value of other property or assets is greater than the cash Dividend so announced; and

(ii)	any issue of Shares falling within Condition 6(C)(2) shall be disregarded.

Fair Market Value means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an independent investment bank of international repute (acting as expert) selected by the Issuer and approved in writing by the Trustee, provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such investment banks) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five (5) Trading Days on the relevant market commencing on the first such Trading Day such options, warrants or other rights are publicly traded.

Relevant Cash Dividend means any cash dividend specifically declared by the Issuer.

Scrip Dividend means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend, being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Capital Distribution (and for the avoidance of doubt to the extent that no adjustment is to be made under Condition 6(C)(3) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or part thereof).

Trust Deed

Total Current Dividend means any and all cash dividends or other distributions charged or provided for in the accounts of the Issuer, prior to the deduction of any withholding tax and any corporate tax attributable to that dividend, in the period starting from the beginning of the fiscal year in which the record date set for the dividend that may result in an adjustment falls and ending on and including that record date (including the dividend that may result in an adjustment), other than any dividend or portion thereof which previously resulted in an adjustment under this Condition 6(C).

Trading Day means a day when AMEX or, as the case may be an Alternative Stock Exchange, is open for business of dealing in securities, provided that if no Closing Price is reported for one (1) or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not have existed when ascertaining any period of dealing days.

No adjustment will be made to the Conversion Price (i) when Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors) of the Issuer or any of its Subsidiaries pursuant to any Employee Share Scheme (as defined in the Trust Deed) (and which Employee Share Scheme (a) is in compliance with the listing rules of AMEX or, if applicable, the listing rules of an Alternative Stock Exchange; and (b) does not amount to, relate to, or entitle such persons to receive, Shares in excess of ten percent (10%) of the average number of issued and outstanding Shares during any twelve (12) months); or (ii) as a result of the issuance on the date hereof of the warrants to purchase 600,000 Shares (the “Warrants”) issued to ABN AMRO Bank, N.V. (“ABN AMRO”) or any exercise of such Warrants.

On any adjustment, the relevant Conversion Price, if not an integral multiple of one (1) United States cent, shall be rounded down to the nearest United State cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one percent (1%) of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Bondholders in accordance with Condition 18 as soon as practicable after the determination thereof.

Notwithstanding anything herein, the Conversion Price shall only be adjusted pursuant to Conditions 6(C)(6), 6(C)(7), 6(C)(8), 6(C)(9) and 6(C)(10) to an amount not less than US$0.25 per Share (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events).

Where more than one (1) event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an independent investment bank of international repute (acting as expert), selected by the Issuer and approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed), the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such independent investment bank to be in their opinion appropriate in order to give such intended result. No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 6(C)(1) above or a Conversion Price reset as referred to in Condition 6(D) below.

The Trustee shall not be under any duty to (i) monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or (ii) itself calculate any adjustment to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so. Any adjustments to the Conversion Price shall be calculated or caused to be calculated by the Issuer and the Issuer will promptly send to the Trustee a certificate setting out the Conversion Price prior to adjustment and the particulars relating to adjustment of the Conversion Price. The Trustee shall be entitled to rely on such certificate and will have no duty to confirm or investigate the accuracy thereof.

Trust Deed

If any doubt arises as to an adjustment of the Conversion Price pursuant to Condition 6(C), the Trustee may, at the cost and expense of the Issuer, consult with any reputable investment bank in the United States and may act on the opinion or advice of or any certificate or information obtained from any such investment bank, and such determination, opinion, advice, certification or action (or absence thereof) shall be conclusive and binding upon the Issuer and the Bondholders.

D.	Conversion Price Reset

If the average of the Closing Prices (the “Average Closing Price”) for the period of twenty (20) consecutive Trading Days immediately prior to any of November 13, 2009 and September 29, 2012 (each a “Reset Date”) is lower than the Conversion Price on the relevant Reset Date, the Conversion Price will be adjusted so that such Average Closing Price shall be the Conversion Price in effect from, and including, the relevant Reset Date. The Issuer shall notify the Bondholders, Trustee and the Paying Agent of such adjustment within ten (10) business days after the relevant Reset Date, in accordance with Condition 18. Such adjusted Conversion Price shall be rounded upwards, if necessary, to the nearest one-tenth (1/10) of a United States cent.

Provided that:

(i)
any such adjustment to the Conversion Price pursuant to this Condition 6(D) shall be limited so that the Conversion Price adjusted in accordance with this Condition 6(D) shall not be less than seventy percent (70%) of the initial Conversion Price (taking account of any adjustments required under Condition 6(C) above which may have occurred prior to the relevant Reset Date) or higher than the Conversion Price in effect immediately prior to the Reset Date;

(ii)
subject to (i) above the provisions of Condition 6(C) shall apply, mutatis mutandis, to this Condition 6(D) to ensure that appropriate adjustments shall be made to any Closing Price to reflect any adjustments made to the Conversion Price in accordance with Condition 6(C);

(iii)	for the avoidance of doubt, any adjustments to the Conversion Price made pursuant to this Condition 6(D) shall only be downward adjustments; and

(iv)
notwithstanding anything herein, the Conversion Price shall only be adjusted pursuant to this Condition 6(D) to an amount not less than US$0.25 per Share (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events).

E.	Undertakings

The Issuer has undertaken in the Trust Deed, inter alia, that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed):

(i)
it will obtain on or before the first anniversary of the Listing Date, and thereafter maintain, a listing on AMEX or an Alternative Major Stock Exchange for all the issued Shares and for all the Shares issued on the exercise of the Conversion Rights attaching to the Bonds; and

(ii)	it will pay the expenses of the issue of, and all expenses of obtaining and maintaining such listing for, the Shares arising on conversion of the Bonds.

Trust Deed

The Issuer has also given certain other undertakings in the Trust Deed for the protection of the Conversion Rights.

F.	Notice of Change in Conversion Price

The Issuer shall give notice to the Bondholders in accordance with Condition 18 of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

7.	Interest

The Bonds bear interest from November 13, 2007 at the rate of (i) six percent (6%) per annum for the first year after the Closing Date and (ii) three percent (3%) per annum thereafter, of the principal amount of the Bonds. Interest is payable semi-annually in arrears on May 13 and November 13 of each year (each an “Interest Payment Date”) commencing May 13, 2008. Each Bond will cease to bear interest (a) (subject to Condition 6(A)(v)) from and including the Interest Payment Date last preceding its Conversion Date (as defined below) (or if such Conversion Date falls on or before the first Interest Payment Date, the Issue Date) subject to conversion of the relevant Bond in accordance with the provisions of Condition 6(B), or (b) from the due date for redemption thereof unless, upon surrender in accordance with Condition 9, payment of the full amount due is improperly withheld or refused or default is otherwise made in respect of any such payment. In such event, interest will continue to accrue at the rate aforesaid (after as well as before any judgment) up to but excluding the date on which all sums due in respect of any Bond are received by or on behalf of the relevant holder. If interest is required to be calculated for a period of less than one (1) year, it will be calculated on the basis of a 360-day year of twelve 30-day months. Interest payable under this Condition 7 will be paid in accordance with the Condition 8(A).

8.	Payments

A.	Principal, premium and interest

Payment of principal and premium will be made by transfer to the registered account of the Bondholder or by United States dollar cheque drawn on a bank in New York mailed to the registered address of the Bondholder in accordance with Condition 18 if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.

Interest on Bonds due on an Interest Payment Date will be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the fifteenth day before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Bond will be made by transfer to the registered account of the Bondholder or by United States dollar cheque drawn on a bank in New York mailed to the registered address of the Bondholder if it does not have a registered account.

References in these Conditions, the Trust Deed and the Agency Agreement to principal in respect of any Bond shall, where the context so permits, be deemed to include a reference to any premium payable thereon.

B.	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York, details of which appear on the Register at the close of business on the second business day (as defined below) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.

Trust Deed

C.	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

D.	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that it not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal or premium (if any), if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

E.	Default Interest and Delay In Payment

If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under these Conditions, interest shall accrue on the Bonds and any overdue sum at the rate of fifteen percent (15%) per annum from the due date. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

F.	Business Day

In this Condition, “business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in New York, London and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

G.	Annotation of Register

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

H.	Rounding

When making payments to Bondholders, fractions of one (1) United States cent will be rounded down to nearest United States cent.

9.	Redemption, Purchase and Cancellation

A.	Maturity

Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Bond at 150.87% of its principal amount on November 13, 2012 (the “Maturity Date”). The Issuer may not redeem the Bonds at its option prior to that date except as provided in Condition 9(B) or Condition 9(C) below (but without prejudice to Condition 10).

Trust Deed

B.	Redemption at the Option of the Issuer

At any time prior to the Maturity Date, the Issuer may, having given not less than thirty (30) nor more than sixty (60) days’ notice to the Bondholders, the Trustee and the Principal Agent (which notice will be irrevocable), redeem all and not some only of the Bonds at a redemption price equal to the Early Redemption Amount on the redemption date if more than ninety percent (90%) in principal amount of the Bonds has already been converted, redeemed or purchased and cancelled.

The Early Redemption Amount of a Bond, for each US$1,000 principal amount of the Bonds, is determined so that it represents for the Bondholder a gross yield of twelve percent (12%) per annum, calculated on a semi-annual basis. The applicable Early Redemption Amount for each US$1,000 principal amount of Bonds is calculated in accordance with the following formula, rounded (if necessary) to two (2) decimal places with 0.005 being rounded upwards (provided that if the date fixed for redemption is the Semi-Annual Date (as set out below), such Early Redemption Amount shall be as set out in the table below in respect of such Semi-Annual Date):

Early Redemption Amount = Previous Redemption Amount x (1 + r/2)d/p

Previous Redemption Amount = the Early Redemption Amount for each US$1,000 principal amount of the Bonds on the Semi-Annual Date immediately preceding the date fixed for redemption as set out below:

Semi-Annual Date	Early Redemption Amount (US$)
May 13, 2008	1,030.00
November 13, 2008	1,060.90
May 13, 2009	1,108.64
November 13, 2009	1,158.53
May 13, 2010	1,210.66
November 13, 2010	1,265.14
May 13, 2011	1,322.07
November 13, 2011	1,381.57
May 13, 2012	1,443.74
November 13, 2012	1,508.71

r	=	12% expressed as a fraction.

d	=
number of days from and including the immediately preceding Semi-Annual Date (or if the Bonds are to be redeemed on or before May 13, 2008 from and including November 13, 2007) to, but excluding, the date fixed for redemption, calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

p	=	180

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C.	Redemption for Taxation Reasons

(i)
At any time the Issuer may, having given not less than thirty (30) nor more than sixty (60) days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 18 (which notice shall be irrevocable) redeem all, but not some only, of the Bonds at a redemption price equal to the Early Redemption Amount on the redemption date (the “Tax Redemption Date”) if (i) the Issuer satisfies the Trustee immediately prior to the giving of such Tax Redemption Notice that the Issuer has or will become obliged to pay additional amounts as referred to in Condition 10 as a result of any change in, or amendment to, the laws or regulations of the United States or, as the case may be, the People’s Republic of China (the “PRC”), England or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after November 13, 2007 and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than ninety (90) days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two (2) directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders.

(ii)
If the Issuer gives a Tax Redemption Notice pursuant to Condition 9(C)(i), each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 10 shall not apply in respect of any payment of principal, premium (if any) or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 10 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld (provided that such election shall only be in respect of the deduction or withholding then required to be made and the Issuer shall comply with the provisions of Condition 10 in respect of any further deductions or withholding). To exercise a right pursuant to this Condition 9(C), the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds on or before the day falling ten (10) days prior to the Tax Redemption Date.

D.	Redemption for Delisting or Change of Control

Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all or some only of that holder’s Bonds on the Relevant Event Redemption Date (as defined below) at their Early Redemption Amount. To exercise such right, the holder of the relevant Bond must complete, sign and deposit, at his own expense, at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (the “Relevant Event Redemption Notice”) together with the Certificate evidencing the Bonds to be redeemed by not later than sixty (60) days following a Relevant Event, or, if later, sixty (60) days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 18. The “Relevant Event Redemption Date” shall be the fourteenth day after the expiry of such period of sixty (60) days as referred to above.

Trust Deed

A Relevant Event Redemption Notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Issuer consents to such withdrawal) and the Issuer shall redeem the Bonds the subject of Relevant Event Redemption Notices delivered as aforesaid on the Relevant Event Redemption Date.

The Trustee shall not be required to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred.

The Issuer shall give notice to Bondholders in accordance with Condition 18 by not later than fourteen (14) days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition 9(D) and shall give brief details of the Relevant Event.

A Relevant Event occurs:

(i)
when the Shares cease to be listed or admitted to trading, or for twenty (20) or more Trading Days occurring consecutively, trading in respect of the Shares is suspended, temporarily or otherwise, on AMEX (and if applicable, the Alternative Major Stock Exchange); or

(ii)	when there is a Change of Control.

For the purposes of this Condition 9(D):

Control means the acquisition or control of more than fifty percent (50%) of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

A Change of Control occurs when:

(i)	any Person or Persons acting together acquires Control of the Issuer if such Person or Persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Closing Date;

(ii)
the Issuer consolidates with or merges into or sells or transfers all or substantially all of the Issuer’s assets to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity; or

(iii)	one (1) or more Persons (other than any Person referred to in sub-paragraph (i) above) acquires the legal or beneficial ownership of all or substantially all of the Issuer’s issued share capital.

Person includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s board of directors or any other governing board and does not include the Issuer’s wholly-owned direct or indirect Subsidiaries.

E.	Redemption at the Option of the Bondholder

In the event that (i) the Issuer’s Shares are not listed on AMEX or an Alternative Major Stock Exchange within nine (9) months after the Closing Date or (ii) the Issuer breaches any of its obligations under Section 2(a) of that certain registration rights agreement dated November 13, 2007 by and between the Issuer and ABN AMRO , the holder of each Bond shall have the right, at such holder’s option, to require the Issuer to redeem all or some of the Bonds held by that holder, at any time on or after the first anniversary of the Closing Date, at 104.53% of its principal amount of the Bonds.

Trust Deed

At any time on or after the third anniversary of the Closing Date, the holder of each Bond shall have the right, at such holder’s option, to require the Issuer to redeem all or some of the Bonds held by that holder at 126.51% of its principal amount of the Bonds.

To exercise either such optional redemption right, the holder of the relevant Bond must complete, sign and deliver at the specified office or any Paying Agent a duly completed and signed notice of redemption, in the then current form obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds to be redeemed not earlier than sixty (60) days and not later than thirty (30) days prior to the date chosen by the Bondholder for redemption (which shall be a business day).

F.	Purchases

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

G.	Cancellation

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

H.	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 9 will be given in accordance with Condition 18 and will specify the Conversion Price as at the date of the relevant notice, the Conversion Period, the Closing Price of the Shares as at the latest practicable date prior to the publication of the notice, the price of redemption or Early Redemption Amount of the Bonds, the date for redemption, the manner in which redemption will be effected and the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice.

10.	Taxation

All payments made by the Issuer under or in respect of the Trust Deed or the Bonds will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States, the PRC or England or any political subdivisions thereof or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)
to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the United States or the PRC or any political subdivisions thereof otherwise than merely by holding such Bond or by the receipt of principal, interest or premium (if any) in respect of the Bond;

Trust Deed

(ii)
(in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than thirty (30) days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of thirty (30) days;

(iii)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)
presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

For the purposes hereof, “relevant date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, interest and premium (if any) shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

If the Issuer becomes obliged to pay additional amounts in accordance with this Condition 10, the Issuer shall have the right to redeem the Bonds in accordance with the provisions of Condition 9(C)(i), subject to the right of each Bondholder under the provisions of Condition 9(C)(ii) to elect that his Bond(s) shall not be so redeemed and that the provisions of Condition 10 shall not apply in respect of any payment to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date.

11.	Events of Default

A.	Events of Default

The Trustee at its sole discretion may, and if so requested in writing by the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution shall (subject to being indemnified and/or secured by the holders to its satisfaction), give notice to the Issuer, that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at the Early Redemption Amount (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right in respect of their Bonds in accordance with Condition 6) if:

(i)	a default is made in the payment of any principal or Early Redemption Amount due in respect of the Bonds;

(ii)	any failure by the Issuer to deliver the Shares as and when the Shares are required to be delivered following conversion of Bonds and such failure continues for seven (7) days;

(iii)
the Issuer does not perform or comply with one (1) or more of its other obligations in the Bonds or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within twenty-one (21) days after written notice by the Trustee of such default shall have been delivered to the Issuer;

Trust Deed

(iv)
the Issuer or any of its Subsidiaries (as defined below) is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Subsidiaries; an administrator or liquidator of the Issuer or any of its Subsidiaries or the whole or any material part of the assets and turnover of the Issuer or any of its Subsidiaries is appointed (or application for any such appointment is made);

(v)
(a) any other present or future indebtedness (whether actual or contingent) of the Issuer or any of its Subsidiaries for or in respect of moneys borrowed or raised becomes, or becomes capable of being declared, due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (b) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (c) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one (1) or more of the events mentioned above in this paragraph (v) have occurred equals or exceeds US$5,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantees or indemnity;

(vi)
a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any of the property, assets or turnover of the Issuer or any of its Subsidiaries;

(vii)
an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer or any of its Subsidiaries (except for a members’ voluntary solvent winding-up), or the Issuer or any Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations and except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (a) on terms approved by an Extraordinary Resolution, or (b) in the case of any Subsidiary, whereby the undertaking and assets of such Subsidiary are transferred to or otherwise vested in the Issuer or any of its Subsidiaries;

(viii)
an encumbrancer takes possession or an administrative or other receiver, manager, administrator or other similar officer is appointed of the whole or any material part of the property, assets or turnover of the Issuer or any of its Subsidiaries (as the case may be) and is not discharged within thirty (30) days;

(ix)
(a) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of its Subsidiaries; or (b) the Issuer or any of its Subsidiaries is prevented from exercising normal control over all or any substantial part of its property, assets and turnover;

Trust Deed

(x)
any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Bonds and the Trust Deed, (b) to ensure that those obligations are legally binding and enforceable and (c) to make the Bonds and the Trust Deed admissible in evidence in the courts of the United States or the PRC is not taken, fulfilled or done;

(xi)	it is or will become unlawful for the Issuer to perform or comply with any one (1) or more of its obligations under any of the Bonds or the Trust Deed;

(xii)
the Conversion Price is affected by any limitation to an adjustment to the Conversion Price set forth in Condition 6(C) or Condition 6(D)(iv) of these Conditions or Clause 7.2(b) or Clause 7.3(d) of the Trust Deed; or

(xiii)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs;

provided that, in the case of any such event other than those described in paragraph (i), (ii), (iii), (x), (xi) or (xii), the Trustee shall have certified in writing to the Issuer that such event is in its opinion materially prejudicial to the interests of Bondholders.

B.	Default Cure Amount

Notwithstanding receipt of any payment after the acceleration of the Bonds, a Bondholder may exercise its Conversion Right by depositing a Conversion Notice with a Conversion Agent or Paying Agent during the period from and including the date of a default notice with respect to an event specified in Condition 11(A)(ii) (at which time the Issuer will notify the Bondholders of the number of Shares per Bond to be delivered upon conversion, assuming all the then outstanding Bonds are converted) to and including the 30th business day after such payment.

If any converting Bondholder deposits a Conversion Notice pursuant to this Condition 11(B) on the business day prior to, or during, a Closed Period, the Bondholder’s Conversion Right shall continue until the business day following the last day of the Closed Period, which shall be deemed the Conversion Date, for the purposes of such Bondholder’s exercise of its Conversion Right pursuant to this Condition 11(B).

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 11(B), the Issuer will deliver Shares (which number will be disclosed to such Bondholder as soon as practicable after the Conversion Notice is given) in accordance with the Conditions, except that the Issuer shall have twelve (12) business days before it is required to register the converting Bondholder (or its designee) in its register of members as the owner of the number of Shares to be delivered pursuant to this Condition and an additional five (5) business days from such registration date to make payment in accordance with the following paragraph.

Trust Deed

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 11(B), or if the Bonds have become due and payable pursuant to Condition 11(A)(ii), the Issuer shall, at the request of the converting Bondholder, pay to such Bondholder an amount in United States dollars (the “Default Cure Amount”), equal to the product of (x) (i) the number of Shares that are required to be delivered by the Issuer to satisfy the Conversion Right in relation to such converting Bondholder minus (ii) the number of Shares that are actually delivered by the Issuer pursuant to such Bondholders’ Conversion Notice and (y) the Share Price (as defined below) on the Conversion Date; provided that if such Bondholder has received any payment under the Bonds pursuant to this Condition 11(B), the amount of such payment shall be deducted from the Default Cure Amount.

The “Share Price” means the closing price of the Shares as quoted by AMEX or, as the case may be, the Alternative Stock Exchange on the Conversion Date or, if no reported sales take place on such date, the average of the reported closing bid and offered prices, in either case as reported by AMEX or other applicable securities exchange on which the Shares are listed for such day as furnished by a reputable and independent broker-dealer selected from time to time by the Trustee at the expense of the Issuer for such purpose.

12.	Consolidation, Amalgamation or Merger

The Issuer will not consolidate with, amalgamate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any entity unless:

(i)
the entity formed by such amalgamation or consolidation or into which the Issuer is merged or which acquired or leased such property and assets of the Issuer shall be a corporation organised and validly existing under the laws of its place of incorporation, and shall, by a trust deed supplemental to the Trust Deed and an agency agreement supplemental to the Agency Agreement and such other undertakings or documents as the Trustee may require, executed and delivered in form and content acceptable to the Trustee, expressly assume all of the obligations of the Issuer in respect of all of the Bonds and under the Trust Deed and the Agency Agreement and indemnify each Bondholder against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such consolidation, amalgamation, merger, sale, conveyance, transfer lease or other disposal with respect to the payment of principal, premium and interest on the Bonds;

(ii)
the supplemental Trust Deed referred to in paragraph (i) above will ensure that (a) the holder of each Bond then outstanding will have the right (during the period in which such Bond shall be convertible) to convert such Bond into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale, conveyance, transfer lease or other disposal by a holder of the number of Shares which would have become liable to be issued upon conversion of such Bond immediately prior to such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposal (such supplemental Trust Deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the provisions of Condition 6(C), (b) the rights of Bondholders shall not be adversely affected as a result of such transaction and (c) that there shall be no right to exercise a redemption of the Bonds under Condition 9(C) as a result of (A) any change in the domicile or place of incorporation of the Issuer or (B) the successor entity not being incorporated in the State of Delaware and the provisions of Condition 10 shall also be supplemented or modified as the Trustee deems appropriate; and

Trust Deed

(iii)	immediately after giving effect to such transaction, no default or event of default (including an Event of Default) shall have occurred and be continuing.

The above provisions of this Condition 12 will apply, mutatis mutandis, to any subsequent consolidations, amalgamations, mergers, sales or transfers.

13.	Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within ten (10) years (in the case of principal) and five (5) years (in the case of default interest or premium (if any)) from the relevant date (as defined in Condition 9) in respect thereof.

14.	Enforcement

At any time after the Bonds have become due and repayable, the Trustee may, at its sole discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, but it will not be bound to take any such proceedings unless (a) it shall have been so requested in writing by the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

15.	Meetings of Bondholders, Modification and Waiver

A.	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two (2) or more persons holding or representing over fifty percent (50%) in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two (2) or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal, interest, premium, or default interest (including any Early Redemption Amount) or Equivalent Amount payable in respect of the Bonds or changing the method of calculation of the Early Redemption Amount, (iii) to change the currency of payment of the Bonds, (iv) to modify (except by a unilateral and unconditional reduction in the Conversion Price) or cancel the Conversion Rights, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be two (2) or more persons holding or representing not less than two-thirds (2/3), or at any adjourned such meeting not less than one-third (1/3), in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than ninety percent (90%) of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

Trust Deed

B.	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 15(A) above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement or the Trust Deed which is in its opinion proper to make if, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds or the Trust Deed which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or (to the satisfaction of the Trustee) proven error to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

C.	Substitution

The Trustee may (but is not obliged to), without the consent of the Bondholders, agree to the substitution of any other company in place of the Issuer (or of any previous substitute under this Condition 15(C)) as the principal debtor under the Bonds and the Trust Deed, subject to the Bonds being unconditionally and irrevocably guaranteed by the Issuer to the Trustee’s satisfaction and certain other conditions set out in the Trust Deed being complied with.

D.	Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation, waiver, determination or substitution) the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or the Trustee or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders except to the extent provided for in Condition 10 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

In the event of the passing of an Extraordinary Resolution in accordance with Condition 15(A), a modification, waiver or authorisation in accordance with Condition 15(B) or a substitution in accordance with Condition 15(C), the Issuer will procure that the Bondholders be notified in accordance with Condition 18.

16.	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

17.	Further Issues

The Issuer may from time to time, without the consent of the Bondholders, create and issue further bonds having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the Bonds. Such further bonds may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed.

Trust Deed

18.	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in the United States or, if such publication shall not be practicable, in an English language newspaper of general circulation in Asia. Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed, as the case may be.

Notices to be given by (i) any Bondholder shall be in writing and given by lodging the same, together with the relative Certificate, with the Registrar, or (ii) if the Certificates are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

19.	Agents

The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform, to such Directive, and (c) a Registrar which will maintain the register of Bondholders outside the United Kingdom. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and in any event not less than forty-five (45) days’ notice will be given.

20.	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

20.	Rights of Third Parties

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

21.	GoverningLaw and Submission to Jurisdiction

The Trust Deed and the Bonds and all matters arising from or connected with the Trust Deed and the Bonds are governed by, and shall be construed in accordance with, English law.

The Issuer has irrevocably agreed that the courts of England have exclusive jurisdiction to settle any dispute which may arise out of or in connection with the Bonds and accordingly has submitted to the exclusive jurisdiction of the English courts.

The Issuer has waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Bondholder may take any suit, action or proceedings arising out of or in connection with the Bonds (“Proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

The Issuer as irrevocably and unconditionally appointed The London Law Agency at the latter's registered office for the time being as its agent for service of process in England in respect of any Proceedings and have undertaken that in the event of such agent ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

Trust Deed

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

One Canada Square
London, E14, 5AL, United Kingdom
Fax no.: +44 20 7964 6369
Attention: Global Corporate Trust

with a copy to:

The Bank of New York
Level 12, 3 Pacific Place
1 Queen’s Road East
Hong Kong
Fax no.: 852 2295 3283
Attention: Corporate Trust

REGISTRAR

The Bank of New York
101 Barclay Street, New York
NY 10286, United States of America
Fax no: +1 212 815 5802/5803
Attention: Global Corporate Trust

with a copy to:

The Bank of New York
Level 12, 3 Pacific Place
1 Queen’s Road East
Hong Kong
Fax no.: 852 2295 3283
Attention: Corporate Trust
Trust Deed

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

____________________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________

(Please Print or Typewrite Name and Address of Transferee)

US$_______ principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:	_______________________________

US$ account number:	_______________________________

For the account of:	_______________________________

Dated:	___________________________

___________________________

Certifying Signature

Name:	___________________________

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii)
The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

Trust Deed

SCHEDULE 2

FORM OF GLOBAL CERTIFICATE

The Bonds covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold or exercised within the United States or to, or for the account or benefit of, U.S. persons, except in either case in accordance with Regulation S under the Securities Act or pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S

ISIN: [•]
Common Code: [•]

ASIA TIME CORPORATION
(incorporated under the laws of the State of Delaware)
US$8,000,000
Variable Rate Convertible Bonds due 2012

GLOBAL CERTIFICATE

The Bonds in respect of which this Global Certificate is issued are in registered form and form part of the series designated as specified in the title (the “Bonds”) of Asia Time Corporation (the “Issuer”).

The Issuer hereby certifies that [•] is, as at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of US$8,000,000 (Eight million United States dollars) or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions, as referred to below.

The Bonds are constituted by a trust deed (the “Trust Deed”) dated [•] 2007 and made between the Issuer and The Bank of New York, London Branch as trustee (the “Trustee”) and are subject to, and have the benefit of, the Trust Deed and the terms and conditions (the “Conditions” or the “Terms and Conditions”) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meanings when used herein.

The Bonds in respect of which this Global Certificate is issued are convertible into fully-paid shares of common stock of par value US$0.0001 each of the Issuer subject to and in accordance with the Conditions and the Trust Deed.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive Certificates if either Euroclear or Clearstream (or any other clearing system (an “Alternative Clearing System”) as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of fourteen (14) days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Trust Deed

In such circumstances, the Issuer will at its own expense cause sufficient individual definitive Certificates to be executed and delivered to the Registrar for completion, authentication and dispatch to all Bondholders. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

The Registrar will not register the exchange of interests in this Global Certificate for individual definitive Certificates for a period of fifteen (15) calendar days preceding the due date for any payment of principal, interest and premium (if any) in respect of the Bonds.

Meetings

The registered holder of this Global Certificate will be treated as being two (2) persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one (1) vote in respect of each US$1,000 in principal amount of Bonds for which this Global Certificate is issued. The Trustee may allow a person with an interest in Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

Cancellation

Cancellation of any Bond by the Issuer following its redemption, conversion or purchase by the Issuer will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) may consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

Conversion

Subject to the requirements of Euroclear and Clearstream (or any Alternative Clearing System), the Conversion Right attaching to a Bond in respect of which this Global Certificate is issued, may be exercised by the presentation (which may be by facsimile transmission) thereof to or to the order of the Principal Agent of one (1) of more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond. Deposit of this Global Certificate with the Principal Agent together with the relevant Conversion Notice(s) shall not be required. The exercise of the Conversion Right shall be notified by the Principal Agent to the Registrar and the holder of this Global Certificate.

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Payment

Payments of principal, interest and premium (if any) in respect of Bonds represented by this Global Certificate will be made without presentation or if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Bondholders’ Redemption

The Bondholders’ redemption options in Conditions 9(D) and 9(E) may be exercised by the holder of this Global Certificate giving notice (which may be made by facsimile transmission) to the Principal Agent of the principal amount of Bonds in respect of which the option is exercised and presenting this Global Certificate for endorsement or exercise within the time limits specified in those Conditions.

Registration of Title

Certificates in definitive form for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which the Global Certificate is issued, except if either Euroclear or Clearstream (or any alternative clearing system on behalf of which the Bonds evidenced by the Global Certificate may be held) is closed for business for a continuous period of fourteen (14) days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Transfers

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream and their respective direct and indirect participants.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trust set out in the Trust Deed, to the extent of the principal amounts of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of Bonds in such principal amounts.

For all purposes the Bonds in respect of which this Global Certificate is issued, each person who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular principal amount of such Bonds (in which regard any certificate or other document issued by Euroclear or Clearstream as to the principal amount of Bonds represented by a Global Certificate standing to the account of any person shall be conclusive and binding for all purposes) shall be recognised as the holder of such principal amount of Bonds.

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Third Party Rights

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Certificate but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Principal Agent.

This Global Certificate is governed by, and shall be construed in accordance with, English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated [•] 2007

ASIA TIME CORPORATION

By: ______________________
Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is as at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

The Bank of New York as Registrar
(without warranty, recourse or liability)

By: ______________________

Authorised Signatory

Dated:

Trust Deed

Schedule A

Schedule of Reductions in Principal Amount of Bonds in respect of which this
Global Certificate is Issued
The following reductions in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of the Conversion Rights attaching to Bonds or (ii) redemption of Bonds or (iii) issue of definitive Certificates in respect of the Bonds or (iv) purchase and cancellation of the Bonds:

Date of Conversion / Redemption / Issue of definitive Certificates / Purchase and cancellation of the Bonds	Amount of decrease in principal amount of this Global Certificate	Principal Amount of this Global Certificate following such decrease	Notation made by or on behalf of the Registrar

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PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

The Bank of New York, London Branch
One Canada Square
London, E14, 5AL, United Kingdom
Fax no.: +44 20 7964 6369
Attention: Global Corporate Trust

with a copy to:

The Bank of New York
Level 12, 3 Pacific Place
1 Queen’s Road East
Hong Kong
Fax no.: 852 2295 3283
Attention: Corporate Trust

REGISTRAR

The Bank of New York
101 Barclay Street, New York
NY 10286, United States of America
Fax no: +1 212 815 5802/5803
Attention: Global Corporate Trust

with a copy to:

The Bank of New York
Level 12, 3 Pacific Place
1 Queen’s Road East
Hong Kong
Fax no.: 852 2295 3283
Attention: Corporate Trust

Trust Deed

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Dated : _______________________	Certifying Signature : _______________________

Name : _______________________

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii)
The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

Trust Deed

SCHEDULE 3

PROVISIONS FOR MEETINGS OF BONDHOLDERS

1.
A holder of a Bond may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than twenty-four (24) hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

2.
A holder of a Bond which is a corporation may by delivering to any Agent not later than twenty-four (24) hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

3.
A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

4.
Each of the Issuer and the Trustee may at any time convene a meeting of Bondholders. If the Trustee receives a written request by Bondholders holding at least ten percent (10%) in principal amount of the Bonds for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the Trustee.

5.
At least twenty-one (21) days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders to convene a meeting of Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than twenty-four (24) hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than twenty-four (24) hours before the time fixed for the meeting.

6.
A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within fifteen (15) minutes after the time fixed for the meeting the Bondholders present shall choose one (1) of their number to be chairman, failing which, the Issuer may appoint the chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

7.
At a meeting two (2) or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than ten percent (10%) in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two (2) or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over fifty percent (50%) in principal amount of the Bonds for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two (2) or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than two-thirds (2/3) in principal amount of the Bonds for the time being outstanding.

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8.
If within fifteen (15) minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than fourteen (14) nor more than forty-two (42) days later, and to such place as the chairman may decide. At such adjourned meeting two (2) or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two (2) or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-third (1/3) in principal amount of the Bonds for the time being outstanding.

9.
The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

10.
At least ten (10) days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

11.
Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

12.
Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer, the Trustee or by one (1) or more persons holding one (1) or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two percent (2%) in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.
If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Trust Deed

14.	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

15.
The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

16.
On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one (1) vote and on a poll every person who is so present shall have one (1) vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one (1) vote need not use them all or cast them all in the same way.

17.	A proxy need not be a Bondholder.

18.
A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

18.1
to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer whether or not such rights arise under this Trust Deed;

18.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Issuer or any other entity;

18.3	to assent to any modification of this Trust Deed or the Bonds which shall be proposed by the Issuer or the Trustee;

18.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

18.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

18.6
to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

18.7	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed;

18.8	to approve a proposed new Trustee and to remove a Trustee; and

18.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply for the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

Trust Deed

18.9.1	modifying the due date for any payment in respect of the Bonds; or

18.9.2
reducing or cancelling the amount of principal, interest, premium, or default interest (including any Early Redemption Amount) or Equivalent Amount payable in respect of the Bonds or changing the method of calculation of the Early Redemption Amount; or

18.9.3	changing the currency of payment of the Bonds; or

18.9.4	modifying (except by a unilateral and unconditional reduction in the Conversion Price) or cancelling the Conversion Rights or the options specified in Conditions 9(D) or 9(E); or

18.9.5
modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

18.9.6	amending this proviso.

19.
An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

20.
The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters (3/4) of the votes cast at such meeting.

21.
A resolution in writing signed by or on behalf of the holders of not less than ninety percent (90%) in principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one (1) document or several documents in like form each signed by or on behalf of one (1) or more of the Bondholders.

22.
Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23.
Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

Trust Deed

This deed is delivered on the day and year first before written.

The Issuer

Executed as a deed by
ASIA TIME CORPORATION

By:	/s/ Kwong Kai Shun
Name: Kwong Kai Shun
Title: CEO

Name of Witness: Ku Iok Lin /s/ Ku Iok Lin
Address:
Rm 1604 Him Yat House
Yat Tung Estate
Tung Chung, N.T.
Hong Kong

The Trustee

Executed as a deed by
THE BANK OF NEW YORK, LONDON BRANCH

By: /s/ Terence Yeung
Name: Terence Yeung
Title: Vice President

Name of Witness: Ophelia Lo /s/ Ophelia Lo
Address: Level 12, Pacific Place 3, HK

Signature Page to
Trust Deed